Exhibit 3.7

RESTATED ARTICLES OF INCORPORATION OF
INTERNATIONAL LEASE FINANCE CORPORATION,
a California corporation

The undersigned, Alan H. Lund and Pamela S. Hendry, hereby certify that they are the Vice Chairman and Chief Financial Officer and Senior Vice President and Treasurer, respectively, of International Lease Finance Corporation (the “Company”), a California corporation, and do further certify that:

1. On November 5, 1992, the Company filed with the Secretary of State of the State of California (“California Secretary of State”) its Restated Articles of Incorporation;

2. On December 9, 1992, the Company filed with the California Secretary of State its Certificate of Determination of Preferences of Preferred Stock (the “Certificate of Determination”) for Market Auction Preferred Stock, Series A (“Series A MAPS”) and its Certificate of Determination for Market Auction Preferred Stock, Series B (“Series B MAPS”);

3. On November 18, 1993, the Company filed with the California Secretary of State its Certificates of Determination for Market Auction Preferred Stock, Series C (“Series C MAPS”) and Market Auction Preferred Stock, Series D (“Series D MAPS”);

4. On January 26, 1995, the Company filed with the California Secretary of State its Certificates of Determination for Market Auction Preferred Stock, Series E (“Series E MAPS”) and Market Auction Preferred Stock, Series F (“Series F MAPS”);

5. On November 30, 1995, the Company filed with the California Secretary of State its Certificates of Determination for Market Auction Preferred Stock, Series G (“Series G MAPS”) and Market Auction Preferred Stock, Series H (“Series H MAPS”);

6. On December 18, 2001, the Company filed with the California Secretary of State its Certificate of Determination for Series A Preferred Stock (the “Series A Preferred Stock”);

7. On October 22, 2008, the Company filed with the California Secretary of State Certificates of Amendment to its Certificates of Determination for Series C MAPS, Series D MAPS, Series E MAPS, Series F MAPS, Series G MAPS, Series H MAPS and Series A Preferred Stock reducing the number of authorized shares of each such series to zero (0) shares and as a result, pursuant to Section 401(f) of the California Corporations Code, such series are no longer in force and are no longer authorized series of the Company;

8. The Articles of Incorporation of the Company, as amended to the date of the filing of this certificate are restated as follows:

FIRST: The name of the corporation is: INTERNATIONAL LEASE FINANCE CORPORATION.

SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The corporation is authorized to issue two classes of shares designated respectively “Common Stock” and “Preferred Stock.” The authorized number of shares of Common Stock is 100,000,000 and the authorized number of shares of Preferred Stock is 20,000,000.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

FOURTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. No amendment, modification or repeal of this Article FOURTH shall adversely affect any right or protection that exists at the time of such amendment, modification or repeal.

FIFTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

SIXTH: The Certificate of Determination of Preferences of Preferred Stock, Market Auction Preferred Stock, Series A which is attached hereto as Exhibit A is hereby incorporated by reference as Article SIXTH of these Articles of Incorporation.

SEVENTH: The Certificate of Determination of Preferences of Preferred Stock, Market Auction Preferred Stock, Series B which is attached hereto as Exhibit B is hereby incorporated by reference as Article SEVENTH of these Articles of Incorporation.

9. The foregoing Restated Articles of Incorporation of the Company do not themselves alter or amend the Articles of Incorporation of the Company in any respect and have been approved by the Company’s Board of Directors.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Los Angeles, California on October 22, 2008

/s/ Alan H. Lund
ALAN H. LUND
Vice Chairman and Chief Financial Officer

/s/ Pamela S. Hendry
PAMELA S. HENDRY
Senior Vice President and Treasurer

EXHIBIT A

CERTIFICATE OF DETERMINATION OF
PREFERENCES OF PREFERRED STOCK OF
INTERNATIONAL LEASE FINANCE CORPORATION,
a California Corporation

The undersigned, Steven F. Udvar-Hazy and Louis L. Gonda hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of International Lease Finance Corporation (the “Company”).

2. Pursuant to authority given by the Company’s Restated Articles of Incorporation, a duly appointed committee (the “Special Committee”) of the Board of Directors of the Company (such committee having been previously authorized to exercise the powers of the Board of Directors as to the subject matter), has duly adopted the following recitals and resolutions:

WHEREAS, the Restated Articles of Incorporation of the Company provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Company is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

WHEREAS, the Company desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges, and restrictions relating to a series of said Preferred Stock and the number of shares constituting and the designation of said series;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, said series of Preferred Stock as follows:

ARTICLE ONE

DESIGNATION

Section 1. Designation.

A series of Preferred Stock shall be designated “Market Auction Preferred Stock, Series A “ (the “Series A MAPS”).

Section 2. Amount.

The number of shares constituting Series A MAPS shall be 500.

ARTICLE TWO

SERIES A MAPS—GENERAL PROVISIONS.

Section 1. Definitions.

As used herein, the following terms have the following meanings:

(a) “Additional Directors” has the meaning specified in Section 6(a) of this ARTICLE TWO.

(b) “Agent Member” means the member of the Securities Depositary that will act on behalf of an Existing Holder or a Potential Holder and that is identified as such in such Existing Holder’s or Potential Holder’s Master Purchaser’s Letter.

(c) “Applicable ‘AA’ Composite Commercial Paper Rate,” on any date, shall mean in the case of any Standard Dividend Period or Short Dividend Period of (1) 49 days or more but less than 70 days, the interest equivalent of the 60-day rate, (2) 70 days or more but less than 85 days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (3) 85 days or more but less than 120 days, the interest equivalent of the 90-day rate, (4) 120 days or more but less than 148 days, the arithmetic average of the interest equivalent of the 90-day and 180-day rates, and (5) 148 days or more but less than 184 days, the interest equivalent of the 180-day rate, in each case, on commercial paper placed on behalf of issuers whose corporate bonds are rated “AA” by S&P or “Aa” by Moody’s, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date. In the event that the Federal Reserve Bank of New York does not make available any of the foregoing rates, then such rates shall be the 60-day rate or arithmetic average of such rates, as the case may be, as quoted on a discount basis or otherwise, by Commercial Paper Dealers to the Auction Agent as of the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer docs not quote a rate required to determine the Applicable “AA” Composite Commercial Paper Rate, the Applicable “AA” Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer (if any) and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Company to provide such rate or rates or, if the Company does not select any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealers. “Substitute Commercial Paper Dealer” means Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or Salomon Brothers Inc or their respective affiliates or successors or, if no such dealer furnishes such quotations, a leading dealer in the commercial paper market selected by the Company in good faith. For purposes of this definition, the “interest equivalent” means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security.

(d) “Applicable Rate” means the rate per annum, resulting from the next preceding Auction, at which dividends are payable on the shares of Series A MAPS for any Dividend Period.

(e) “Applicable Treasury Bill Rate” for any Short Dividend Period in excess of 180 days and “Applicable Treasury Note Rate” for any Long Dividend Period, on any date, shall mean the interest equivalent of the rate for direct obligations of the United States Treasury having an original maturity which is equal to, or next lower than, the length of such Short Dividend Period or Long Dividend Period, as the case may be, as published weekly by the Board of Governors of the Federal Reserve System (the “Board”) in “Federal Reserve Statistical Release H.l5(5l9)-Selected Interest Rates,” or any successor publication by the Board, within five Business Days preceding such date. In the event that the Board does not publish such rate, or if such release is not available, the Applicable Treasury Bill Rate or Applicable Treasury Note Rate will be the arithmetic mean of the secondary market bid rate as of approximately 3:30 P.M., New York City time, on the Business Day next preceding such date of the U.S. Government Securities Dealers furnished to the Auction Agent for the issue of direct obligations of the United States Treasury, in an aggregate principal amount of at least $1,000,000 with a remaining maturity equal to, or next lower than, the length of such Short Dividend Period or Long Dividend Period, as the case may be. If any U.S. Government Securities Dealer does not quote a rate required to determine the Applicable Treasury Bill Rate or Applicable Treasury Note Rate, the Applicable Treasury Bill Rate or Applicable Treasury Note Rate shall be determined on the basis of the quotation or quotations furnished by any Substitute U.S. Government Securities Dealer or Dealers selected by the Company to provide such rate or rates or, if the Company does not select any such Substitute U.S. Government Securities Dealer or Dealers, by the remaining U.S. Government Securities Dealer (if any); provided that, if the Company is unable to cause such quotations to be furnished to the Auction Agent by such sources, the Company may cause such rates to be furnished to the Auction Agent by such alternative source as the Company in good faith deems to be reliable. “Substitute U.S. Government Securities Dealers” means Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or Salomon Brothers Inc or their respective affiliates or successors or, if no such dealer provides such quotes, a leading dealer in the government securities market selected by the Company in good faith. For purposes of this definition, the “interest equivalent” of a rate stated on a discount basis shall be equal to the quotient of (A) the discount rate divided by (B) the difference between 1.00 and the discount rate.

(f) “Auction Agent” means Chemical Bank, or its successors, or any other bank or trust company appointed by a resolution of the Board of Directors of the Company, or its Special Committee, which enters into an agreement with the Company to follow the Auction Procedures set forth in ARTICLE THREE hereof.

(g) “Auction Date” means the first Business Day preceding the first day of a Dividend Period other than the Initial Dividend Period.

(h) “Broker-Dealer” means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in ARTICLE THREE, that has been selected by the Company and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

(i) “Broker-Dealer Agreement” means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in ARTICLE THREE.

(j) “Business Day” means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in New York City are authorized or obligated by law to close.

(k) “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock, whether outstanding on the Date of Original Issue or thereafter.

(l) “Code” means the Internal Revenue Code of 1986, as amended.

(m) “Commercial Paper Dealers” means Morgan Stanley & Co. Incorporated and Shearson Lehman Brothers Inc. or, in lieu of either thereof, their respective affiliates or successors.

(n) “Common Stock” means all shares now or hereafter authorized of the class of Common Stock of the Company presently authorized and any other shares into which such shares may hereafter be changed from time to time.

(o) “Date of Original Issue” means the date on which the Company initially issues shares of Series A MAPS.

(p) “Default Period” has the meaning specified in Section 6(a) of this ARTICLE TWO.

(q) “Default Rate” means the Applicable Determining Rate multiplied by the percentage, as it may be adjusted from time to time, shown opposite the lowest Credit Ratings category in the definition of Maximum Applicable Rate, determined as of the Business Day preceding a Failure to Deposit.

(r) “Dividend Payment Date” has the meaning specified in Section 2(b) of this ARTICLE TWO.

(s) “Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(t) “Dividend Quarter” has the meaning specified in Section 2(b) of this ARTICLE TWO.

(u) “Dividends-Received Deduction” has the meaning specified in Section 2(b) of this ARTICLE TWO.

(v) “Existing Holder,” means a Person who has signed a Master Purchaser’s Letter and is listed as the beneficial owner of shares of Series A MAPS in the records of the Auction Agent.

(w) “Failure to Deposit” has the meaning specified in Section 2(e) of this ARTICLE TWO.

(x) “Initial Dividend Payment Date” means February 2, 1993.

(y) “Initial Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(z) “Initial Dividend Rate” has the meaning specified in Section 2(a) of this ARTICLE TWO.

(aa) “Junior Capital Stock” means, with respect to the Company, any and all Capital Stock of the Company ranking junior to the Series A MAPS with respect to the payment of dividends or the distribution of assets upon liquidation.

(ab) “Long Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(ac) “MAPS” means all shares of each series of the Company’s Market Auction Preferred Stock now or hereafter authorized.

(ad) “Maximum Applicable Rate,” on any Auction Date, shall mean the rate per annum obtained by multiplying the Applicable Determining Rate on such Auction Date by a percentage (as it may be adjusted from time to time by the Company) determined as set forth below based on the lower of the credit ratings assigned to the Series A MAPS by Moody’s and S&P (or if Moody’s or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies, as the case may be, or in the event that only one such rating shall be available, the percentage shall be based on such rating).

		Applicable Percentage
Credit Ratings		of Applicable
Moody’s	S&P	Determining Rate
“aa3” or Above	AA— or Above	150%
“a3” to “a1”	A— to A+	200%
“baa3” to “baa1”	BBB— to BBB+	225%
Below “baa3”	Below BBB—	275%

(ae) “Master Purchaser’s Letter” means a letter addressed to the Company, the Auction Agent and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell or sell shares of Series A MAPS as set forth in ARTICLE THREE.

(af) “Minimum Holding Period” has the meaning specified in Section 2(b) of this ARTICLE TWO.

(ag) “Moody’s” means Moody’s Investors Service, Inc.

(ah) “Normal Dividend Payment Date” has the meaning specified in Section 2(b) of this ARTICLE TWO.

(ai) “Notice” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(aj) “Notice of Long Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(ak) “Notice of Revocation” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(al) “Notice of Short Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(am) “Outstanding” means, as of any date, shares of Series A MAPS theretofore issued by the Company except, without duplication, (i) any shares of Series A MAPS theretofore cancelled, delivered to the Company for cancellation or redeemed and (ii) as of any Auction Date, any shares of Series A MAPS subject to redemption on the next following Business Day.

(an) “Parity Capital Stock” means any and all shares of Capital Stock of the Company ranking on a parity with or equal to the Series A MAPS as to the payment of dividends and distribution of assets.

(ao) “Parity Securities” has the meaning specified in Section 6(a) of this ARTICLE TWO.

(ap) “Person” means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

(aq) “Potential Holder” means any Person, including any Existing Holder, (i) who has executed a Master Purchaser’s Letter and (ii) who may be interested in acquiring shares of Series A MAPS (or, in the case of an Existing Holder, additional shares of Series A MAPS).

(ar) “Preferred Stock” means all shares now or hereafter authorized of the class of Preferred Stock, without par value, of the Company, including the shares of Series A MAPS of any series.

(as) “S&P” means Standard & Poor’s Corporation.

(at) “Securities Depositary” means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such Securities Depositary in connection with shares of Series A MAPS.

(au) “Short Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(av) “Standard Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(aw) “Subsequent Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

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(ax) “Subsequent Dividend Period Days” has the meaning specified in Section 2(b) of this ARTICLE TWO.

(ay) “Substitute Rating Agency” shall mean a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities Exchange Act of 1934) selected by the Company, subject to the approval by Morgan Stanley and Lehman Brothers, such approval not to be unreasonably withheld.

(az) “Sufficient Clearing Bids” has the meaning specified in Section 4(a) of ARTICLE THREE.

(ba) “U.S. Government Securities Dealers” shall mean Morgan Stanley & Co. Incorporated and Shearson Lehman Brothers Inc. or, in lieu of either thereof, their respective affiliates or successors.

Section 2. Dividends.

(a) Holders of Series A MAPS shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds available therefor under applicable law and the Company’s Articles of Incorporation, cumulative cash dividends at the Applicable Rate, determined as set forth below, payable on the respective dates set forth below that may be applicable with respect to such Series A MAPS. For the Initial Dividend Period, dividends will accumulate at a rate per annum of 3-5/8% (the “Initial Dividend Rate”). For each subsequent Dividend Period, the dividend rate for the Series A MAPS will be the Applicable Rate, determined as set forth herein, and will be payable on the respective dates set forth below.

(b) Dividends on the Series A MAPS will accumulate (whether or not declared) from the Date of Original Issue. Except for the Initial Dividend Payment Date, dividends on the Series A MAPS with a Standard Dividend Period will be payable, except as provided below, on each seventh Tuesday following the preceding Dividend Payment Date. Dividends on the Series A MAPS with a Short Dividend Period will be payable, except as provided below, on the day following the last day of such Short Dividend Period and will also be payable on such other dates as are established at the time such Short Dividend Period is determined. Dividends on the Series A MAPS with a Long Dividend Period will be payable, except as provided below, on the day following the last day of such Long Dividend Period and on the first day of the fourth calendar month after the commencement of such Long Dividend Period and quarterly thereafter on the first day of each applicable month. Each day on which dividends on Series A MAPS would be payable as determined as set forth in this paragraph but for the adjustments set forth below is referred to herein as a “Normal Dividend Payment Date.”

(i) In the case of dividends payable on Series A MAPS with a Standard Dividend Period or a Short Dividend Period, if:

(A)(1) the Securities Depositary shall continue to make available to Agent Members the amounts due as dividends on the Series A MAPS in next-day funds on the dates on which such dividends are payable and (2) a Normal Dividend Payment Date is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day preceding such Normal Dividend Payment Date that is next succeeded by a Business Day; or

(B)(1) the Securities Depositary shall make available to Agent Members the amounts due as dividends on Series A MAPS in immediately available funds on the dates on which such dividends are payable (and the Securities Depositary shall have so advised the Auction Agent) and (2) a Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

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(ii) In the case of dividends payable on Series A MAPS with a Long Dividend Period, if:

(A)(1) the Securities Depositary shall continue to make available to its members and participants the amounts due as dividends on the Series A MAPS in next-day funds on the dates on which such dividends are payable and (2) a Normal Dividend Payment Date is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date that is next succeeded by a Business Day; or

(B)(1) the Securities Depositary shall make available to its members and participants the amounts due as dividends on the Series A MAPS in immediately available funds on the dates on which such dividends are payable (and the Securities Depositary shall have so advised the Auction Agent) and (2) a Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

Notwithstanding the foregoing, in case of payment in next-day funds, if the date on which dividends on Series A MAPS would be payable as determined as set forth in the preceding paragraphs is a day that would result in the number of days between successive Auction Dates (determined by excluding the first Auction Date and including the second Auction Date) not being at least equal to the then-current minimum holding period (currently set forth in Section 246(c) of the Code) (the “Minimum Holding Period”) required for corporate taxpayers to be entitled to the dividends-received deduction on preferred stock held by nonaffiliated corporations (currently set forth in Section 243(a) of the Code) (the “Dividends-Received Deduction”), then dividends on the Series A MAPS shall be payable on the first Business Day following such date on which dividends would be so payable that is next succeeded by a Business Day that results in the number of days between such successive Auction Dates (determined as set forth above) being at least equal to the then-current Minimum Holding Period.

Each date on which dividends on Series A MAPS shall be payable as determined as set forth above is referred to herein as a “Dividend Payment Date”. If applicable, the period from the preceding Dividend Payment Date to the next Dividend Payment Date for Series A MAPS with a Long Dividend Period is hereby referred to as a “Dividend Quarter.” Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Dividend Payment Date because of the adjustments set forth above, each succeeding Dividend Payment Date will be, subject to such adjustments, the date determined as set forth above as if each preceding Dividend Payment Date had occurred on the respective originally scheduled Normal Dividend Payment Date.

In addition, notwithstanding the foregoing, in the event of a change in law altering the Minimum Holding Period, the period of time between Dividend Payment Dates shall automatically be adjusted so that there shall be a uniform number of days in subsequent Dividend Periods (such number of days without giving effect to the adjustment referred to above being referred to herein as the “Subsequent Dividend Period Days”) commencing after the date of such change in law equal to or to the extent necessary, in excess of the then-current Minimum Holding Period, provided that the number of Subsequent Dividend Period Days shall not exceed by more than nine days the length of such then-current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Subsequent Dividend Period Days, as adjusted pursuant to this provision, in no event shall exceed 119 days.

(c) After the Initial Dividend Period for the Series A MAPS, each subsequent Dividend Period will (except for the adjustments for non-Business Days described above) be 49 days (each such 49-day period, subject to any adjustment as a result of a change in law altering the Minimum Holding Period as described above, being herein referred to as a “Standard Dividend Period”), unless the Company specifies that any such subsequent Dividend Period will be a Dividend Period of 50 to 364 days and consisting of a whole number of weeks (a “Short Dividend Period”) or a Dividend Period of one year or longer (a “Long Dividend Period”).

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Each such Standard Dividend Period, Short Dividend Period and Long Dividend Period (together with the period commencing on the Date of Original Issue and ending on the Initial Dividend Payment Date for the Series A MAPS (the “Initial Dividend Period”)) being referred to herein as a “Dividend Period.” After the Initial Dividend Period for the Series A MAPS, each successive Dividend Period will commence on the Dividend Payment Date for the preceding Dividend Period for such Series and will end (i) in the case of a Standard Dividend Period, on the day preceding the next Dividend Payment Date and (ii) in the case of a Short Dividend Period or a Long Dividend Period, on the last day of the Short Dividend Period or the Long Dividend Period specified by the Company in the related Notice.

The Company may give telephonic and written notice, not less than ten and not more than 30 days prior to an Auction Date, to the Auction Agent and the Securities Depositary that the next succeeding Dividend Period will be a Short Dividend Period (the “Notice of Short Dividend Period”) or a Long Dividend Period (the “Notice of Long Dividend Period” and, together with the Notice of Short Dividend Period, a “Notice”). Each such Notice will specify (i) the next succeeding Dividend Period as a Short Dividend Period or a Long Dividend Period, (ii) the term thereof, (iii) in the case of any Long Dividend Period, any additional redemption provisions or restrictions on redemption, if any, and (iv) the Dividend Payment Dates; provided that, for any Auction occurring after the initial Auction, the Company may not give a Notice of a Short Dividend Period or a Notice of a Long Dividend Period (and any such Notice shall be null and void) unless Sufficient Clearing Bids were made in the last occurring Auction of any series of MAPS (or all shares of such Series were subject to Submitted Hold Orders) and full cumulative dividends, if any, for all series of MAPS payable prior to such date have been paid in full. The Board of Directors of the Company may establish a Short Dividend Period or a Long Dividend Period for the Series A MAPS. Notice may be revoked by the Company on or prior to the Business Day prior to the related Auction Date by telephonic and written notice (a “Notice of Revocation”) to the Auction Agent and the Securities Depositary.

If the Company does not give a Notice with respect to the next succeeding Dividend Period or gives a Notice of Revocation with respect thereto, such next succeeding Dividend Period will be a Standard Dividend Period. In addition, if the Company has given Notice with respect to the next succeeding Dividend Period and has not given Notice of Revocation with respect thereto, but Sufficient Clearing Bids are not made (other than because all shares of such Series were subject to Submitted Hold Orders) in the related Auction or such Auction is not held for any reason, such next succeeding Dividend Period will, notwithstanding such Notice, be a Standard Dividend Period and the Company may not again give a Notice (and such Notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction or an Auction has been held in which all shares of a series were subject to Submitted Hold Orders.

(d) Prior to each Dividend Payment Date for the Series A MAPS, the Company shall deposit with the Auction Agent sufficient funds for the payment of declared dividends.

Each dividend will be payable to the holder or holders of record of Series A MAPS as they appear on the stock books of the Company on the Business Day next preceding the applicable Dividend Payment Date. Dividends in arrears for any past Dividend Period (and for any past Dividend Quarter during a Long Dividend Period) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the holder or holders of record of the Series A MAPS. Any dividend payment made shall first be credited against the dividends accumulated with respect to the earliest Dividend Period (or, if applicable, the earliest Dividend Quarter) for which dividends have not been paid. So long as the Series A MAPS are held of record by the nominee of the Securities Depositary, dividends will be paid to the nominee of the Securities Depositary on each Dividend Payment Date. The Securities Depositary will credit the accounts of the Agent Members of Existing Holders in accordance with the Securities Depositary’s normal procedures, which now provide for payments in next-day funds settled through the New York Clearing House. The Agent Member of an Existing Holder will be responsible for holding or disbursing such payments to Existing Holders in accordance with the instructions of such Existing Holders.

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Holders of shares of the Series A MAPS shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends. No dividends will be declared or paid or set apart for payment on the Series A MAPS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on all MAPS through the most recent applicable Dividend Payment Date for any series of MAPS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A MAPS which may be in arrears.

So long as any MAPS are Outstanding, the Company shall not declare, pay or set aside for payment any dividend or other distribution in respect of Junior Capital Stock or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Junior Capital Stock unless (i) full cumulative dividends for all past Dividend Periods (and, if applicable, for all past Dividend Quarters) and all Dividend Payment Dates occurring on or prior to the date of the transaction shall have been declared and paid (or declared and a sum sufficient for payment of the dividends set apart for payment) on all such MAPS Outstanding and (ii) the Company has redeemed (or set apart for payment a sum sufficient for redemption) the full number of MAPS required to be redeemed after giving any notice of an optional redemption.

The amount of dividends per share on Series A MAPS payable for each Dividend Period (or for each Dividend Quarter) shall be computed by multiplying the Applicable Rate for each Dividend Period (or Dividend Quarter) by a fraction, the numerator of which shall be the number of days in the Dividend Period (or Dividend Quarter) (calculated by counting both the last day and the first day thereof) such share was Outstanding, and the denominator of which shall be 360 and multiplying the amount so obtained by $100,000.

(e) The dividend rate for each Dividend Period subsequent to the Initial Dividend Period for the Series A MAPS will be, except as provided below, the Applicable Rate.

Notwithstanding the results of any Auction or any other provision herein, the dividend rate on the Series A MAPS shall not exceed the Maximum Applicable Rate for any Dividend Period; provided, however, that the Board of Directors of the Company may increase the percentages used to calculate the Maximum Applicable Rate at any time by giving notice to the Auction Agent and the Securities Depositary. Any such notice of increase in the percentage used to calculate the Maximum Applicable Rate must be given to the Auction Agent not later than 10:00 A.M. on an Auction Date. Such increases may be made by the Board of Directors of the Company from percentages referred to in the definition of Maximum Applicable Rate as follows: from the 150% to up to 175%, from the 200% to up to 225% and from the 225% to up to 250%, with no change to the 275% figure. The Board of Directors of the Company may also designate higher percentages than those referred to in the preceding sentence (including the 275%) upon receipt of an opinion of counsel to the Company to the effect that the use of such higher percentages will not adversely affect the tax treatment of the Series A MAPS. The provisions of the first sentence of this paragraph notwithstanding, at any time that the application of the provisions of the next paragraph would result in a dividend rate on the Series A MAPS being in excess of the Maximum Applicable Rate, the maximum dividend rate applicable to such Series A MAPS shall be such higher dividend rate as provided below.

In the event of the failure by the Company to pay to the Auction Agent by 12:00 noon, New York City time, (i) on the Business Day next preceding any Dividend Payment Date, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on the Series A MAPS or (ii) on the Business Day next preceding any redemption date, the full redemption price (including accumulated and unpaid dividends) to be paid on such redemption date for any share of the Series A MAPS (in each case referred to as a “Failure to Deposit”), then, until the full amount due shall have been paid to the Auction Agent, Auctions will be suspended and the Applicable Rate for such Series shall be the Default Rate as determined as of the Business Day preceding the Failure to Deposit. If such Failure to Deposit is cured within three Business Days as provided below, the Applicable Rate for the Dividend Period commencing on the second Business Day following such cure will be based upon the results of an Auction to be held on the Business Day next succeeding such cure. Unless such a cure is effected, the Default Rate

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shall continue in effect until there shall occur a Dividend Payment Date at least two Business Days prior to which the full amount of any dividends (whether or not earned or declared) payable on each Dividend Payment Date prior to and including such Dividend Payment Date, and the full amount of any redemption price (including accumulated and unpaid dividends) then due, shall have been paid to the Auction Agent, and thereupon Auctions shall resume on the terms stated herein for Dividend Periods commencing with such Dividend Payment Date. If an Auction is not held on an Auction Date for any reason (other than the suspension of Auctions due to a Failure to Deposit), the dividend rate for the applicable Dividend Period shall be the Maximum Applicable Rate determined as of such Auction Date.

Any Failure to Deposit with respect to the Series A MAPS shall be deemed to be cured if, within three Business Days of such Failure to Deposit, with respect to a Failure to Deposit relating to (a) the payment of dividends, the Company deposits with the Auction Agent by 12:00 noon, New York City time, all accumulated and unpaid dividends on the Series A MAPS, including the full amount of any dividends to be paid with respect to the Dividend Period with respect to which the Failure to Deposit occurred, plus an amount computed by multiplying the Default Rate by a fraction, the numerator of which shall be the number of days during the period from the Dividend Payment Date in respect of which such Failure to Deposit occurred through the day preceding the Business Day next succeeding the Auction held following such cure and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of such Series of MAPS and (b) the redemption of shares of Series A MAPS, the deposit by the Company with the Auction Agent, by 12:00 noon, New York City time, of funds sufficient for the redemption of such shares (including accumulated and unpaid dividends), plus an amount computed by multiplying the Default Rate by a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with this paragraph (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the shares of Series A MAPS to be redeemed, and the giving of irrevocable instructions by the Company to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of the redemption price (including accumulated and unpaid dividends) for such shares of the Series A MAPS. If the Company shall have cured such Failure to Deposit by making timely payment to the Auction Agent, the Auction Agent shall give telephonic and written notice of such cure to each Existing Holder of MAPS at the telephone number and address specified in such Existing Holder’s Master Purchaser’s Letter and to each Broker-Dealer as promptly as practicable after such cure is effected and schedule an Auction for such Series for the next Business Day.

(f) The Company may give telephonic and written notice, not later than 10:00 A.M. on an Auction Date, to the Auction Agent and the Securities Depositary of an increase in the percentage used to calculate the Maximum Applicable Rate for the Series A MAPS. Such notice shall specify the new percentages to be used to calculate the Maximum Applicable Rate. The Board of Directors of the Company may establish an increase in such percentages. The Company may not revoke any notice of an increase in the percentages used to calculate the Maximum Applicable Rate and such percentages, once increased, may not thereafter be decreased.

Section 3. Redemption.

The Series A MAPS shall be redeemable by the Company as provided below:

(a) At the option of the Company, the Series A MAPS may be redeemed, in whole or from time to time in part, out of funds legally available therefor, on any Dividend Payment Date for such Series A MAPS, upon at least fifteen but not more than 45 days’ notice, at a redemption price per share equal to the sum of $100,000 plus an amount equal to accumulated and unpaid dividends thereon (whether or not earned or declared) to the date that the Company pays the full amount payable upon redemption of the shares of such Series. The Company may only redeem Series A MAPS in whole shares. Pursuant to such right of optional

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redemption, the Company may elect to redeem some or all of the shares of Series A MAPS without redeeming shares of any other series of MAPS or redeem some or all of the shares of any other series of MAPS without redeeming shares of Series A MAPS.

Upon any date fixed for redemption (unless a Failure to Deposit occurs), all rights of the holders of shares of Series A MAPS called for redemption will cease and terminate, except the right of such holders to receive the amounts payable in respect of such redemption therefor, but without interest, and such shares of the Series A MAPS will be deemed no longer Outstanding.

So long as all of the Series A MAPS to be redeemed are held of record by a nominee of the Securities Depositary, the redemption price (including accumulated and unpaid dividends) for such shares of the Series A MAPS will be paid by the Company to the Securities Depositary on the redemption date for distribution to Agent Members in accordance with its normal procedures.

(b) Any shares of Series A MAPS which shall at any time have been redeemed or purchased by the Company shall, after such redemption or purchase, be cancelled in the manner provided by the laws of the State of California.

Section 4. Conversion or Exchange.

The holders of shares of Series A MAPS shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of the Capital Stock of the Company or into any other securities of the Company.

Section 5. Liquidation Rights.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Series A MAPS will be entitled to receive, out of the assets of the Company available for distribution to shareholders after satisfying claims of creditors but before any payment or distribution of assets is made to holders of Junior Capital Stock upon liquidation, a preferential liquidation distribution in the amount of $100,000 per share plus an amount equal to accumulated and unpaid dividends on each such share (whether or not declared) to and including the date of such distribution. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company are insufficient to pay the holders of the Series A MAPS the full amount of the preferential liquidation distributions to which they are entitled, holders of the Series A MAPS will share ratably in any such distribution of such assets with holders of Parity Capital Stock. Unless and until payment in full has been made to holders of the Series A MAPS of the liquidation distributions to which they are entitled as described in this paragraph, no dividends or distributions will be made to holders of the Company’s Junior Capital Stock, and no purchase, redemption or other acquisition for any consideration by the Company will be made in respect of the Company’s Junior Capital Stock. After the payment to the holders of the Series A MAPS of the full amount of the preferential liquidation distributions to which they are entitled pursuant to this paragraph, such holders (in their capacity as such holders) will have no right or claim to any of the remaining assets of the Company. Neither the consolidation nor the merger of the Company with or into any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 5.

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Section 6. Voting Rights.

(a) Holders of the Series A MAPS will have no voting rights except as hereinafter described, or as expressly required by law.

During any period when dividends on the Series A MAPS or any other Parity Capital Stock of the Company which has voting rights comparable to the Series A MAPS which are then exercisable (the Series A MAPS and all such other securities being referred to as the “Parity Securities”) shall be in arrears for at least 180 consecutive days and shall not have been paid in full (a “Default Period”), the holders of record of the Parity Securities voting as described below will be entitled to elect two directors to the Board of Directors (the “Additional Directors”) whether or not the Board of Directors of the Company has taken appropriate action to increase the established number of directors of the Company by two, and the holders of the Common Stock as a class, shall be entitled to elect the remaining number of directors.

As soon as practicable after the beginning of a Default Period (or a reinstatement of the voting rights of holders of Parity Securities as provided herein), the Board of Directors of the Company will call or cause to be called a special meeting of the holders of Parity Securities by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. If the Board of Directors of the Company does not call or cause to be called such a special meeting, it may be called by any of such holders on like notice. The record date for determining the holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the Business Day preceding the day on which such notice is mailed. At any such special meeting, such holders, by plurality vote, voting together as a single class without regard to series (to the exclusion of the holders of Junior Capital Stock) will be entitled to elect two directors on the basis of one vote per $100,000 liquidation preference (excluding amounts in respect of accumulated and unpaid dividends). The holder or holders of one-third of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Additional Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series A MAPS shall be entitled to vote will be given to such holders at their addresses as they appear on the register of the Company. If a Default Period shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Parity Securities that would have been entitled to vote at such special meeting.

So long as a Default Period continues, (i) any vacancy in the office of an Additional Director may be filled (except as provided in the following clause (ii)) by the person appointed in an instrument in writing signed by the remaining Additional Director and filed with the Secretary of the Company or, in the event there is no remaining Additional Director, by vote of the holders of the outstanding Parity Securities, voting together as a single class without regard to series, in a meeting of shareholders or at a meeting of holders of Parity Securities called for such purpose, and (ii) in the case of the removal of any Additional Director, the vacancy may be filled by appointment by the person elected by the vote of the holders of the outstanding Parity Securities, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted upon or any subsequent meeting. Each director who shall be elected or appointed by the remaining Additional Director as aforesaid shall be an Additional Director.

At such time as a Default Period shall terminate, (i) the term of office of the Additional Directors shall terminate and (ii) the voting rights of the holders of the Parity Securities to elect directors shall cease (subject to the occurrence of a subsequent Default Period).

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(b) Except as provided below, so long as any Series A MAPS remain Outstanding, the Company shall not, without the consent of the holders of at least two-thirds of all of the MAPS then outstanding (taken together as a single class), given in person or by proxy, either in writing or at a meeting (voting separately as a single class), (i) authorize, create or issue, or increase the authorized amount of, any Capital Stock of the Company of any class ranking, as to dividends or upon the liquidation, dissolution or winding up of the Company, prior to the Series A MAPS, or reclassify any authorized Capital Stock of the Company into any such Capital Stock, or authorize, create or issue any obligation or security convertible into or evidencing the right to purchase any such Capital Stock, or (ii) amend, alter or repeal the provisions of the Company’s Articles of Incorporation, whether by merger, consolidation, share exchange, division or otherwise, so as to adversely affect any preference, limitation or special right of the Series A MAPS.

Except as provided by law, the consent of the holders of the Series A MAPS is not required and such holders are not entitled to vote upon (i) the authorization, creation, issuance or increase in the authorized amount of the Common Stock, additional series of MAPS or any Capital Stock of the Company of any class ranking, as to dividends and upon the liquidation, dissolution or winding up of the Company, on a parity with or junior to the MAPS or (ii) any merger, consolidation, share exchange or division of the Company (or any successor corporation) with or into another corporation the result of which is that the Series A MAPS that may be Outstanding from time to time may be junior to any preferred shares of such corporation as to dividends and upon the liquidation, dissolution or winding up of the surviving corporation if on or prior to the date of effectiveness of such merger or consolidation, the Company shall have given Moody’s and S&P written notice of such merger or consolidation and Moody’s and S&P shall have confirmed in writing that the transaction will not adversely affect the then existing rating for the MAPS. If either Moody’s or S&P shall change its rating categories for preferred stock, then the determination of whether the transaction will not adversely affect the then existing rating for the MAPS shall be made based upon the substantially equivalent new rating categories for preferred stock of such rating agency. If either Moody’s or S&P, or both, shall not make a rating available for the Series A MAPS necessary to make such a determination, such determination will be made based upon the substantial equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, based upon such available rating. If an alternative nationally recognized securities rating agency or agencies are not available, then for purposes of such determination the rating for the Series A MAPS shall be deemed to be the highest relevant rating last published by Moody’s, S&P or any such Substitute Rating Agency.

Section 7. Sinking Fund.

Shares of Series A MAPS are not subject or entitled to the benefit of a sinking fund.

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ARTICLE THREE

AUCTION PROCEDURES

Section 1. Definitions.

Capitalized terms not defined in this Section 1 shall have the respective meanings specified in Section 1 of ARTICLE TWO. As used in this ARTICLE THREE, the following terms have the following meanings:

(a) “Affiliate” means any Person controlled by, in control of or under common control with the Company.

(b) “Applicable Determining Rate” means, (i) for any Standard Dividend Period or Short Dividend Period of 183 days or less, the Applicable “AA” Composite Commercial Paper Rate, (ii) for any Short Dividend Period of 184 to 364 days, the Applicable Treasury Bill Rate and (iii) for any Long Dividend Period, the Applicable Treasury Note Rate.

(c) “Available Shares of Series A MAPS” has the meaning specified in Section 4(a) of this ARTICLE THREE.

(d) “Bid” has the meaning specified in Section 2(a) of this ARTICLE THREE.

(e) “Bidder” has the meaning specified in Section 2(a) of this ARTICLE THREE.

(f) “Hold Order” has the meaning specified in Section 2(a) of this ARTICLE THREE.

(g) “Order” has the meaning specified in Section 2(a) of this ARTICLE THREE.

(h) “Sell Order” has the meaning specified in Section 2(a) of this ARTICLE THREE.

(i) “Submission Deadline” means 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date as may be specified from time to time by the Auction Agent as the time prior to which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

(j) “Submitted Bid” has the meaning specified in Section 3(a) of this ARTICLE THREE.

(k) “Submitted Hold Order” has the meaning specified in Section 3(a) of this ARTICLE THREE.

(1) “Submitted Order” has the meaning specified in Section 3(a) of this ARTICLE THREE.

(m) “Submitted Sell Order” has the meaning specified in Section 3(a) of this ARTICLE THREE.

(n) “Winning Bid Rate” has the meaning specified in Section 4(a) of this ARTICLE THREE.

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Section 2. Orders by Existing Holders and Potential Holders.

(a) Prior to the Submission Deadline on each Auction Date for Series A MAPS:

(i) each Existing Holder may submit to a Broker-Dealer information as to:

(A) the number of Outstanding shares of Series A MAPS, if any, held by such Existing Holder that such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

(B) the number of Outstanding shares of Series A MAPS, if any, held by such Existing Holder that such Existing Holder desires to sell, provided that the Applicable Rate for the next succeeding Dividend Period is less than the rate per annum specified by such Existing Holder; and/or

(C) the number of Outstanding shares of Series A MAPS, if any, held by such Existing Holder that such Existing Holder desires to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

(ii) each Broker-Dealer, using a list of Potential Holders that shall be maintained in accordance with the provisions set forth in the Broker-Dealer Agreement for the purpose of conducting a competitive Auction, shall contact both Existing Holders and Potential Holders, including Existing Holders with respect to an offer by any such Existing Holder to purchase additional shares of Series A MAPS, on such list to notify such Existing Holders and Potential Holders as to the length of the next Dividend Period and (A) with respect to any Short Dividend Period or Long Dividend Period, the Dividend Payment Date(s) and (B) with respect to any Long Dividend Period, any dates before which shares of Series A MAPS may not be redeemed and any redemption premium applicable in an optional redemption and to determine the number of Outstanding shares of Series A MAPS, if any, with respect to which each such Existing Holder desires to submit an Order and each such Potential Holder desires to submit a Bid.

For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i) or (ii) of this Subsection (a) is hereinafter referred to as an “Order” and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a “Bidder,” an Order containing the information referred to in clause (i)(A) of this Subsection (a) is hereinafter referred to as a “Hold Order,” an Order containing the information referred to in clause (i)(B) or (ii) of this Subsection (a) is hereinafter referred to as a “Bid;” and an Order containing the information referred to in clause (i)(C) of this Subsection (a) is hereinafter referred to as a “Sell Order.”

(b) (i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

(A) the number of Outstanding shares of Series A MAPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

(B) such number or a lesser number of Outstanding shares of Series A MAPS to be determined as set forth in Subsections (a)(iv) and (c) of Section 5 of this ARTICLE THREE if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

(C) a lesser number of Outstanding shares of Series A MAPS to be determined as set forth in Subsections (b)(iii) and (c) of Section 5 of this ARTICLE THREE if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

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(ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

(A) the number of Outstanding shares of Series A MAPS specified in such Sell Order; or

(B) such number or a lesser number of Outstanding shares of Series A MAPS to be determined as set forth in Subsections (b)(iii) and (c) of Section 5 of this ARTICLE THREE if Sufficient Clearing Bids do not exist.

(iii) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

(A) the number of Outstanding shares of Series A MAPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

(B) such number or a lesser number of Outstanding shares of Series A MAPS to be determined as set forth in Subsections (a)(v) and (d) of Section 5 of this ARTICLE THREE if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

(c) Orders may be submitted for whole shares of MAPS only. Orders submitted for fractional shares of MAPS shall not be valid.

Section 3. Submission of Orders by Broker-Dealers to Auction Agent.

(a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date for the Series A MAPS all Orders obtained by such Broker-Dealer, specifying with respect to each Order:

(i) the name of the Bidder placing such Order;

(ii) the aggregate number of Outstanding shares of Series A MAPS that are the subject of such Order;

(iii) to the extent that such Bidder is an Existing Holder;

(A) the number of Outstanding shares of Series A MAPS, if any, subject to any Hold Order placed by such Existing Holder;

(B) the number of Outstanding shares of Series A MAPS, if any, subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

(C) the number of Outstanding shares of Series A MAPS, if any, subject to any Sell Order placed by such Existing Holder; and

(iv) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder’s Bid.

(Each “Hold Order,” “Bid” or “Sell Order” as submitted or deemed submitted by a Broker-Dealer is hereinafter referred to individually as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, or as a “Submitted Order.”)

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(b) If any rate per annum specified in any Submitted Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

(c) If one or more Orders covering in the aggregate all of the Outstanding shares of Series A MAPS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline for any reason (including the failure of a Broker-Dealer to contact such Existing Holder or to submit such Existing Holder’s Order or Orders), such Existing Holder shall be deemed to have submitted a Hold Order covering the number of Outstanding shares of Series A MAPS held by such Existing Holder that are not subject to Orders submitted to the Auction Agent.

(d) A Submitted Order or Submitted Orders of an Existing Holder that cover in the aggregate more than the number of Outstanding shares of Series A MAPS held by such Existing Holder will be considered valid in the following order of priority:

(i) any Submitted Hold Order of such Existing Holder will be considered valid up to and including the number of Outstanding shares of Series A MAPS held by such Existing Holder, provided that, if there is more than one such Submitted Hold Order and the aggregate number of shares of Series A MAPS subject to such Submitted Hold Orders exceeds the number of Outstanding shares of Series A MAPS held by such Existing Holder, the number of shares of Series A MAPS subject to each of such Submitted Hold Orders will be reduced pro rata so that such Submitted Hold Orders in the aggregate will cover exactly the number of Outstanding shares of Series A MAPS held by such Existing Holder;

(ii) any Submitted Bids of such Existing Holder will be considered valid (in the ascending order of their respective rates per annum if there is more than one Submitted Bid of such Existing Holder) for the number of Outstanding shares of Series A MAPS held by such Existing Holder equal to the difference between (A) the number of Outstanding shares of Series A MAPS held by such Existing Holder and (B) the number of Outstanding shares of Series A MAPS subject to any Submitted Hold Order of such Existing Holder referred to in clause (d)(i) above (and, if more than one Submitted Bid of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares of Series A MAPS that can be the subject of valid Submitted Bids of such Existing Holder after application of clause (d)(i) above and of the foregoing portion of this clause (d)(ii) to any Submitted Bid or Submitted Bids of such Existing Holder specifying a lower rate or rates per annum, the number of shares of Series A MAPS subject to each of such Submitted Bids specifying the same rate per annum will be reduced pro rata so that such Submitted Bids, in the aggregate, cover exactly such remaining number of Outstanding shares of Series A MAPS of such Existing Holder);

(iii) any Submitted Sell Order of an Existing Holder will be considered valid up to and including the excess of the number of Outstanding shares of Series A MAPS held by such Existing Holder over the sum of (A) the number of shares of Series A MAPS subject to Submitted Hold Orders by such Existing Holder referred to in clause (d)(i) above and (B) the number of shares of Series A MAPS subject to valid Submitted Bids by such Existing Holder referred to in clause (d)(ii) above; provided that, if there is more than one Submitted Sell Order of such Existing Holder and the number of shares of Series A MAPS subject to such Submitted Sell Orders is greater than such excess, the number of shares of Series A MAPS subject to each of such Submitted Sell Orders will be reduced pro rata so that such Submitted Sell Orders, in the aggregate, will cover exactly the number of shares of Series A MAPS equal to such excess.

The number of Outstanding shares of Series A MAPS, if any, subject to Submitted Bids of such Existing Holder not valid under clause (d)(ii) above shall be treated as the subject of a Submitted Bid by a Potential Holder at the rate per annum specified in such Submitted Bids.

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(e) If there is more than one Submitted Bid by any Potential Holder in any Auction, each such Submitted Bid shall be considered a separate Submitted Bid with respect to the rate per annum and number of shares of Series A MAPS specified therein.

Section 4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

(a) Not earlier than the Submission Deadline on each Auction Date for the Series A MAPS, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers and shall determine:

(i) the excess of the total number of Outstanding shares of Series A MAPS over the number of shares of Series A MAPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the “Available Shares of Series A MAPS”);

(ii) from the Submitted Orders, whether the number of Outstanding shares of Series A MAPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

(A) the number of Outstanding shares of Series A MAPS that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

(B) the number of Outstanding shares of Series A MAPS that are subject to Submitted Sell Orders.

(if such excess or such equality exists (other than because the number of Outstanding shares of Series A MAPS in clauses (A) and (B) above are each zero because all of the Outstanding shares of Series A MAPS are the subject of Submitted Hold Orders), there shall exist “Sufficient Clearing Bids” and such Submitted Bids by Potential Holders shall be hereinafter referred to collectively as “Sufficient Clearing Bids”); and

(iii) if Sufficient Clearing Bids exist, the winning bid rate (the “Winning Bid Rate”), which shall be the lowest rate per annum specified in the Submitted Bids that if:

(A) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were accepted, thus entitling such Existing Holders to continue to hold the shares of Series A MAPS that are the subject of such Submitted Bids, and

(B) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling such Potential Holders to purchase the shares of Series A MAPS that are the subject of such Submitted Bids, would result in such Existing Holders described in subclause (iii)(A) continuing to hold an aggregate number of Outstanding shares of Series A MAPS that, when added to the number of Outstanding shares of Series A MAPS to be purchased by such Potential Holders described in subclause (iii)(B), would equal or exceed the number of Available Shares of Series A MAPS.

(b) In connection with any Auction and promptly after the Auction Agent has made the determinations pursuant to Subsection (a), the Auction Agent shall advise the Company of the Maximum

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Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

(i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

(ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Series A MAPS are the subject of Submitted Hold Orders), that the next succeeding Dividend Period will be a Standard Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate for a Standard Dividend Period determined as of the Business Day immediately preceding such Auction; or

(iii) if all of the Outstanding shares of Series A MAPS are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to 59% of the Applicable “AA” Composite Commercial Paper Rate, in the case of Series A MAPS with a Standard Dividend Period or a Short Dividend Period of 183 days or less, 59% of the Applicable Treasury Bill Rate in the case of Series A MAPS with a Short Dividend Period of 184 to 364 days, or 59% of the Applicable Treasury Note Rate in the case of Series A MAPS with a Long Dividend Period, in effect on the Auction Date.

Section 5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares of Series A MAPS.

Based on the determinations made pursuant to Subsection (a) of Section 4, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

(a) If Sufficient Clearing Bids have been made, subject to the provisions of Subsections (c) and (d), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

(i) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding shares of Series A MAPS that are the subject of such Submitted Sell Order or Submitted Bid;

(ii) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding shares of Series A MAPS that are the subject of such Submitted Bid;

(iii) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

(iv) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding shares of Series A MAPS that are the subject of such Submitted Bid, unless the number of Outstanding shares of Series A MAPS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of Series A MAPS (“Remaining Shares of Series A MAPS”) equal to the excess of the Available Shares of Series A MAPS over the number of Outstanding shares of Series A MAPS subject to Submitted Bids described in Subsections (a)(ii) and (a)(iii), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder

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shall be required to sell Outstanding shares of Series A MAPS, but only in an amount equal to the difference between (A) the number of Outstanding shares of Series A MAPS then held by such Existing Holder subject to such Submitted Bid and (B) the number of shares of Series A MAPS obtained by multiplying (x) the number of Remaining Shares of Series A MAPS by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Series A MAPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Series A MAPS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

(v) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of Outstanding shares of Series A MAPS obtained by multiplying (x) the difference between the Available Shares of Series A MAPS and the number of Outstanding shares of Series A MAPS subject to Submitted Bids described in Subsections (a)(ii), (a)(iii) and (a)(iv) by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Series A MAPS subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Series A MAPS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

(b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Series A MAPS are subject to Submitted Hold Orders), subject to the provisions of Subsection (c), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids of Potential Holders shall be rejected:

(i) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Outstanding shares of Series A MAPS that are the subject of such Submitted Bid;

(ii) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of Series A MAPS that are the subject of such Submitted Bid; and

(iii) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding shares of Series A MAPS that are the subject of such Submitted Bid, and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (A) the number of Outstanding shares of Series A MAPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of shares of Series A MAPS obtained by multiplying (x) the difference between the Available Shares of Series A MAPS and the aggregate number of Outstanding shares of Series A MAPS subject to Submitted Bids described in Subsections (b)(i) and (b)(ii) by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Series A MAPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of Series A MAPS subject to all such Submitted Bids and Submitted Sell Orders.

(c) If, as a result of the procedures described in Subsections (a) or (b), any Existing Holder would be entitled or required to sell or any Potential Holder would be entitled or required to purchase, a fraction of a share of Series A MAPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of Series A MAPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that only whole shares of Series A MAPS will be entitled or required to be sold or purchased.

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(d) If, as a result of the procedures described in Subsection (a), any Potential Holder would be entitled or required to purchase less than a whole share of Series A MAPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of Series A MAPS for purchase among Potential Holders so that only whole shares of Series A MAPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of Series A MAPS on such Auction Date.

(e) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of Series A MAPS to be purchased and the aggregate number of Outstanding shares of Series A MAPS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares of Series A MAPS to be purchased and such aggregate number of Outstanding shares of Series A MAPS to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of Series A MAPS.

Section 6. Participation in Auctions

The Company and its Affiliates shall not submit any Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an Affiliate of the Company may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds shares of Series A MAPS for its own account, it must submit a Sell Order in the next Auction with respect to such shares of Series A MAPS.

Section 7. Miscellaneous.

An Existing Holder (a) may sell, transfer or otherwise dispose of shares of Series A MAPS only pursuant to a Bid or Sell Order in accordance with the procedures described in these Auction Procedures or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser’s Letter to a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (b) unless otherwise required by law, shall have the beneficial ownership of the shares of Series A MAPS held by it maintained in book-entry form by the Securities Depositary in the account of its Agent Member, which in turn will maintain records of such Existing Holder’s beneficial ownership. All of the Outstanding shares of Series A MAPS of each Series shall be represented by a single certificate for each Series registered in the name of the nominee of the Securities Depositary unless otherwise required by law or unless there is no Securities Depositary. If there is no Securities Depositary, shares of Series A MAPS shall be registered in the register of the Company in the name of the Existing Holder thereof and such Existing Holder thereupon will be entitled to receive a certificate therefor and be required to deliver a certificate therefor upon transfer or exchange thereof.

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RESOLVED FURTHER, that the Chairman of the Board, the President or any Vice President, and the Secretary, the Chief Financial Officer, the Treasurer, or any Assistant Secretary or Assistant Treasurer of this Company are each authorized to execute, verify, and file a certificate of determination of preferences in accordance with California law.

3. The authorized number of shares of Preferred Stock of the Company is 20,000,000, and the number of shares constituting Series A MAPS, none of which has been issued, is 500.

IN WITNESS WHEREOF, the undersigned have executed this certificate on December 8, 1992.

/s/ Steven F. Udvar-Hazy
STEVEN F. UDVAR-HAZY, President

/s/ Louis L. Gonda
LOUIS L. GONDA, Secretary

The undersigned, STEVEN F. UDVAR-HAZY and LOUIS L. GONDA, the President and Secretary, respectively, of INTERNATIONAL LEASE FINANCE CORPORATION, each declares under penalty of perjury that the matters set forth in the foregoing Certificate are true of his own knowledge.

Executed at Los Angeles, California on December 8, 1992.

/s/ Steven F. Udvar-Hazy
STEVEN F. UDVAR-HAZY

/s/ Louis L. Gonda
LOUIS L. GONDA

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EXHIBIT B

CERTIFICATE OF DETERMINATION OF
PREFERENCES OF PREFERRED STOCK OF
INTERNATIONAL LEASE FINANCE CORPORATION,
a California Corporation

The undersigned, Steven F. Udvar-Hazy and Louis L. Gonda hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of International Lease Finance Corporation (the “Company”).

2. Pursuant to authority given by the Company’s Restated Articles of Incorporation, a duly appointed committee (the “Special Committee”) of the Board of Directors of the Company (such committee having been previously authorized to exercise the powers of the Board of Directors as to the subject matter), has duly adopted the following recitals and resolutions:

WHEREAS, the Restated Articles of Incorporation of the Company provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Company is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

WHEREAS, the Company desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges, and restrictions relating to a series of said Preferred Stock and the number of shares constituting and the designation of said series;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, said series of Preferred Stock as follows:

ARTICLE ONE

DESIGNATION

Section 1. Designation.

A series of Preferred Stock shall be designated “Market Auction Preferred Stock, Series B” (the “Series B MAPS”).

Section 2. Amount.

The number of shares constituting Series B MAPS shall be 500.

ARTICLE TWO

Series B MAPS—GENERAL PROVISIONS.

Section 1. Definitions.

As used herein, the following terms have the following meanings:

(a) “Additional Directors” has the meaning specified in Section 6(a) of this ARTICLE TWO.

(b) “Agent Member” means the member of the Securities Depositary that will act on behalf of an Existing Holder or a Potential Holder and that is identified as such in such Existing Holder’s or Potential Holder’s Master Purchaser’s Letter.

(c) “Applicable ‘AA’ Composite Commercial Paper Rate,” on any date, shall mean in the case of any Standard Dividend Period or Short Dividend Period of (1) 49 days or more but less than 70 days, the interest equivalent of the 60-day rate, (2) 70 days or more but less than 85 days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (3) 85 days or more but less than 120 days, the interest equivalent of the 90-day rate, (4) 120 days or more but less than 148 days, the arithmetic average of the interest equivalent of the 90-day and 180-day rates, and (5) 148 days or more but less than 184 days, the interest equivalent of the 180-day rate, in each case, on commercial paper placed on behalf of issuers whose corporate bonds are rated “AA” by S&P or “Aa” by Moody’s, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date. In the event that the Federal Reserve Bank of New York does not make available any of the foregoing rates, then such rates shall be the 60-day rate or arithmetic average of such rates, as the case may be, as quoted on a discount basis or otherwise, by Commercial Paper Dealers to the Auction Agent as of the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer docs not quote a rate required to determine the Applicable “AA” Composite Commercial Paper Rate, the Applicable “AA” Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer (if any) and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Company to provide such rate or rates or, if the Company does not select any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealers. “Substitute Commercial Paper Dealer” means Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or Salomon Brothers Inc or their respective affiliates or successors or, if no such dealer furnishes such quotations, a leading dealer in the commercial paper market selected by the Company in good faith. For purposes of this definition, the “interest equivalent” means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security.

(d) “Applicable Rate” means the rate per annum, resulting from the next preceding Auction, at which dividends are payable on the shares of Series B MAPS for any Dividend Period.

(e) “Applicable Treasury Bill Rate” for any Short Dividend Period in excess of 183 days and “Applicable Treasury Note Rate” for any Long Dividend Period, on any date, shall mean the interest equivalent of the rate for direct obligations of the United States Treasury having an original maturity which is equal to, or next lower than, the length of such Short Dividend Period or Long Dividend Period, as the case may be, as published weekly by the Board of Governors of the Federal Reserve System (the “Board”) in “Federal Reserve Statistical Release H.l5(519)-Selected Interest Rates,” or any successor publication by the Board, within five Business Days preceding such date. In the event that the Board does not publish such rate, or if such release is not available, the Applicable Treasury Bill Rate or Applicable Treasury Note Rate will be the arithmetic mean of the secondary market bid rate as of approximately 3:30 P.M., New York City time, on the Business Day next preceding such date of the U.S. Government Securities Dealers furnished to

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the Auction Agent for the issue of direct obligations of the United States Treasury, in an aggregate principal amount of at least $1,000,000 with a remaining maturity equal to, or next lower than, the length of such Short Dividend Period or Long Dividend Period, as the case may be. If any U.S. Government Securities Dealer does not quote a rate required to determine the Applicable Treasury Bill Rate or Applicable Treasury Note Rate, the Applicable Treasury Bill Rate or Applicable Treasury Note Rate shall be determined on the basis of the quotation or quotations furnished by any Substitute U.S. Government Securities Dealer or Dealers selected by the Company to provide such rate or rates or, if the Company does not select any such Substitute U.S. Government Securities Dealer or Dealers, by the remaining U.S. Government Securities Dealer (if any); provided that, if the Company is unable to cause such quotations to be furnished to the Auction Agent by such sources, the Company may cause such rates to be furnished to the Auction Agent by such alternative source as the Company in good faith deems to be reliable. “Substitute U.S. Government Securities Dealers” means Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or Salomon Brothers Inc or their respective affiliates or successors or, if no such dealer provides such quotes, a leading dealer in the government securities market selected by the Company in good faith. For purposes of this definition, the “interest equivalent” of a rate stated on a discount basis shall be equal to the quotient of (A) the discount rate divided by (B) the difference between 1.00 and the discount rate.

(f) “Auction Agent” means Chemical Bank, or its successors, or any other bank or trust company appointed by a resolution of the Board of Directors of the Company, or its Special Committee, which enters into an agreement with the Company to follow the Auction Procedures set forth in ARTICLE THREE hereof.

(g) “Auction Date” means the first Business Day preceding the first day of a Dividend Period other than the Initial Dividend Period.

(h) “Broker-Dealer” means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in ARTICLE THREE, that has been selected by the Company and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

(i) “Broker-Dealer Agreement” means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in ARTICLE THREE.

(j) “Business Day” means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in New York City are authorized or obligated by law to close.

(k) “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock, whether outstanding on the Date of Original Issue or thereafter.

(l) “Code” means the Internal Revenue Code of 1986, as amended.

(m) “Commercial Paper Dealers” means Morgan Stanley & Co. Incorporated and Shearson Lehman Brothers Inc. or, in lieu of either thereof, their respective affiliates or successors.

(n) “Common Stock” means all shares now or hereafter authorized of the class of Common Stock of the Company presently authorized and any other shares into which such shares may hereafter be changed from time to time.

(o) “Date of Original Issue” means the date on which the Company initially issues shares of Series B MAPS.

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(p) “Default Period” has the meaning specified in Section 6(a) of this ARTICLE TWO.

(q) “Default Rate” means the Applicable Determining Rate multiplied by the percentage, as it may be adjusted from time to time, shown opposite the lowest Credit Ratings category in the definition of Maximum Applicable Rate, determined as of the Business Day preceding a Failure to Deposit.

(r) “Dividend Payment Date” has the meaning specified in Section 2(b) of this ARTICLE TWO.

(s) “Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(t) “Dividend Quarter” has the meaning specified in Section 2(b) of this ARTICLE TWO.

(u) “Dividends-Received Deduction” has the meaning specified in Section 2(b) of this ARTICLE TWO.

(v) “Existing Holder,” means a Person who has signed a Master Purchaser’s Letter and is listed as the beneficial owner of shares of Series B MAPS in the records of the Auction Agent.

(w) “Failure to Deposit” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(x) “Initial Dividend Payment Date” means February 9, 1993.

(y) “Initial Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(z) “Initial Dividend Rate” has the meaning specified in Section 2(a) of this ARTICLE TWO.

(aa) “Junior Capital Stock” means, with respect to the Company, any and all Capital Stock of the Company ranking junior to the Series B MAPS with respect to the payment of dividends or the distribution of assets upon liquidation.

(ab) “Long Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(ac) “MAPS” means all shares of each series of the Company’s Market Auction Preferred Stock now or hereafter authorized.

(ad) “Maximum Applicable Rate,” on any Auction Date, shall mean the rate per annum obtained by multiplying the Applicable Determining Rate on such Auction Date by a percentage (as it may be adjusted from time to time by the Company) determined as set forth below based on the lower of the credit ratings assigned to the Series B MAPS by Moody’s and S&P (or if Moody’s or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies, as the case may be, or in the event that only one such rating shall be available, the percentage shall be based on such rating).

		Applicable Percentage
Credit Ratings		of Applicable
Moody’s	S&P	Determining Rate
“aa3” or Above	AA— or Above	150%
“a3” to “a1”	A— to A+	200%
“baa3” to “baa1”	BBB— to BBB+	225%
Below “baa3”	Below BBB—	275%

(ae) “Master Purchaser’s Letter” means a letter addressed to the Company, the Auction Agent and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell or sell shares of Series B MAPS as set forth in ARTICLE THREE.

(af) “Minimum Holding Period” has the meaning specified in Section 2(b) of this ARTICLE TWO.

(ag) “Moody’s” means Moody’s Investors Service, Inc.

(ah) “Normal Dividend Payment Date” has the meaning specified in Section 2(b) of this ARTICLE TWO.

(ai) “Notice” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(aj) “Notice of Long Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(ak) “Notice of Revocation” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(al) “Notice of Short Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(am) “Outstanding” means, as of any date, shares of Series B MAPS theretofore issued by the Company except, without duplication, (i) any shares of Series B MAPS theretofore cancelled, delivered to the Company for cancellation or redeemed and (ii) as of any Auction Date, any shares of Series B MAPS subject to redemption on the next following Business Day.

(an) “Parity Capital Stock” means any and all shares of Capital Stock of the Company ranking on a parity with or equal to the Series B MAPS as to the payment of dividends and distribution of assets.

(ao) “Parity Securities” has the meaning specified in Section 6(a) of this ARTICLE TWO.

(ap) “Person” means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

(aq) “Potential Holder” means any Person, including any Existing Holder, (i) who has executed a Master Purchaser’s Letter and (ii) who may be interested in acquiring shares of Series B MAPS (or, in the case of an Existing Holder, additional shares of Series B MAPS).

(ar) “Preferred Stock” means all shares now or hereafter authorized of the class of Preferred Stock, without par value, of the Company, including the shares of Series B MAPS of any series.

(as) “S&P” means Standard & Poor’s Corporation.

(at) “Securities Depositary” means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such Securities Depositary in connection with shares of Series B MAPS.

(au) “Short Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(av) “Standard Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(aw) “Subsequent Dividend Period” has the meaning specified in Section 2(c) of this ARTICLE TWO.

(ax) “Subsequent Dividend Period Days” has the meaning specified in Section 2(b) of this ARTICLE TWO.

(ay) “Substitute Rating Agency” shall mean a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities Exchange Act of 1934) selected by the Company, subject to the approval by Morgan Stanley and Lehman Brothers, such approval not to be unreasonably withheld.

(az) “Sufficient Clearing Bids” has the meaning specified in Section 4(a) of ARTICLE THREE.

(ba) “U.S. Government Securities Dealers” shall mean Morgan Stanley & Co. Incorporated and Shearson Lehman Brothers Inc. or, in lieu of either thereof, their respective affiliates or successors.

Section 2. Dividends.

(a) Holders of Series B MAPS shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds available therefor under applicable law and the Company’s Articles of Incorporation, cumulative cash dividends at the Applicable Rate, determined as set forth below, payable on the respective dates set forth below that may be applicable with respect to such Series B MAPS. For the Initial Dividend Period, dividends will accumulate at a rate per annum of 3-5/8% (the “Initial Dividend Rate”). For each subsequent Dividend Period, the dividend rate for the Series B MAPS will be the Applicable Rate, determined as set forth herein, and will be payable on the respective dates set forth below.

(b) Dividends on the Series B MAPS will accumulate (whether or not declared) from the Date of Original Issue. Except for the Initial Dividend Payment Date, dividends on the Series B MAPS with a Standard Dividend Period will be payable, except as provided below, on each seventh Tuesday following the preceding Dividend Payment Date. Dividends on the Series B MAPS with a Short Dividend Period will be payable, except as provided below, on the day following the last day of such Short Dividend Period and will also be payable on such other dates as are established at the time such Short Dividend Period is determined. Dividends on the Series B MAPS with a Long Dividend Period will be payable, except as provided below, on the day following the last day of such Long Dividend Period and on the first day of the fourth calendar month after the commencement of such Long Dividend Period and quarterly thereafter on the first day of each applicable month. Each day on which dividends on Series B MAPS would be payable as determined as set forth in this paragraph but for the adjustments set forth below is referred to herein as a “Normal Dividend Payment Date.”

(i) In the case of dividends payable on Series B MAPS with a Standard Dividend Period or a Short Dividend Period, if:

(A)(1) the Securities Depositary shall continue to make available to Agent Members the amounts due as dividends on the Series B MAPS in next-day funds on the dates on which such dividends are payable and (2) a Normal Dividend Payment Date is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day preceding such Normal Dividend Payment Date that is next succeeded by a Business Day; or

(B)(1) the Securities Depositary shall make available to Agent Members the amounts due as dividends on Series B MAPS in immediately available funds on the dates on which such dividends are payable (and the Securities Depositary shall have so advised the Auction Agent) and (2) a Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

(ii) In the case of dividends payable on Series B MAPS with a Long Dividend Period, if:

(A)(1) the Securities Depositary shall continue to make available to its members and participants the amounts due as dividends on the Series B MAPS in next-day funds on the dates on which such dividends are payable and (2) a Normal Dividend Payment Date is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date that is next succeeded by a Business Day; or

(B)(1) the Securities Depositary shall make available to its members and participants the amounts due as dividends on the Series B MAPS in immediately available funds on the dates on which such dividends are payable (and the Securities Depositary shall have so advised the Auction Agent) and (2) a Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

Notwithstanding the foregoing, in case of payment in next-day funds, if the date on which dividends on Series B MAPS would be payable as determined as set forth in the preceding paragraphs is a day that would result in the number of days between successive Auction Dates (determined by excluding the first Auction Date and including the second Auction Date) not being at least equal to the then-current minimum holding period (currently set forth in Section 246(c) of the Code) (the “Minimum Holding Period”) required for corporate taxpayers to be entitled to the dividends-received deduction on preferred stock held by nonaffiliated corporations (currently set forth in Section 243(a) of the Code) (the “Dividends-Received Deduction”), then dividends on the Series B MAPS shall be payable on the first Business Day following such date on which dividends would be so payable that is next succeeded by a Business Day that results in the number of days between such successive Auction Dates (determined as set forth above) being at least equal to the then-current Minimum Holding Period.

Each date on which dividends on Series B MAPS shall be payable as determined as set forth above is referred to herein as a “Dividend Payment Date”. If applicable, the period from the preceding Dividend Payment Date to the next Dividend Payment Date for Series B MAPS with a Long Dividend Period is hereby referred to as a “Dividend Quarter.” Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Dividend Payment Date because of the adjustments set forth above, each succeeding Dividend Payment Date will be, subject to such adjustments, the date determined as set forth above as if each preceding Dividend Payment Date had occurred on the respective originally scheduled Normal Dividend Payment Date.

In addition, notwithstanding the foregoing, in the event of a change in law altering the Minimum Holding Period, the period of time between Dividend Payment Dates shall automatically be adjusted so that there shall be a uniform number of days in subsequent Dividend Periods (such number of days without giving effect to the adjustment referred to above being referred to herein as the “Subsequent Dividend Period Days”) commencing after the date of such change in law equal to or to the extent necessary, in excess of the then-current Minimum Holding Period, provided that the number of Subsequent Dividend Period Days shall not exceed by more than nine days the length of such then-current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Subsequent Dividend Period Days, as adjusted pursuant to this provision, in no event shall exceed 119 days.

(c) After the Initial Dividend Period for the Series B MAPS, each subsequent Dividend Period will (except for the adjustments for non-Business Days described above) be 49 days (each such 49-day period, subject to any adjustment as a result of a change in law altering the Minimum Holding Period as described above, being herein referred to as a “Standard Dividend Period”), unless the Company specifies that any such subsequent Dividend Period will be a Dividend Period of 50 to 364 days and consisting of a whole number of weeks (a “Short Dividend Period”) or a Dividend Period of one year or longer (a “Long Dividend Period”).

Each such Standard Dividend Period, Short Dividend Period and Long Dividend Period (together with the period commencing on the Date of Original Issue and ending on the Initial Dividend Payment Date for the Series B MAPS (the “Initial Dividend Period”)) being referred to herein as a “Dividend Period.” After the Initial Dividend Period for the Series B MAPS, each successive Dividend Period will commence on the Dividend Payment Date for the preceding Dividend Period for such Series and will end (i) in the case of a Standard Dividend Period, on the day preceding the next Dividend Payment Date and (ii) in the case of a Short Dividend Period or a Long Dividend Period, on the last day of the Short Dividend Period or the Long Dividend Period specified by the Company in the related Notice.

The Company may give telephonic and written notice, not less than ten and not more than 30 days prior to an Auction Date, to the Auction Agent and the Securities Depositary that the next succeeding Dividend Period will be a Short Dividend Period (the “Notice of Short Dividend Period”) or a Long Dividend Period (the “Notice of Long Dividend Period” and, together with the Notice of Short Dividend Period, a “Notice”). Each such Notice will specify (i) the next succeeding Dividend Period as a Short Dividend Period or a Long Dividend Period, (ii) the term thereof, (iii) in the case of any Long Dividend Period, any additional redemption provisions or restrictions on redemption, if any, and (iv) the Dividend Payment Dates; provided that, for any Auction occurring after the initial Auction, the Company may not give a Notice of a Short Dividend Period or a Notice of a Long Dividend Period (and any such Notice shall be null and void) unless Sufficient Clearing Bids were made in the last occurring Auction of any series of MAPS (or all shares of such Series were subject to Submitted Hold Orders) and full cumulative dividends, if any, for all series of MAPS payable prior to such date have been paid in full. The Board of Directors of the Company may establish a Short Dividend Period or a Long Dividend Period for the Series B MAPS. Notice may be revoked by the Company on or prior to the Business Day prior to the related Auction Date by telephonic and written notice (a “Notice of Revocation”) to the Auction Agent and the Securities Depositary.

If the Company does not give a Notice with respect to the next succeeding Dividend Period or gives a Notice of Revocation with respect thereto, such next succeeding Dividend Period will be a Standard Dividend Period. In addition, if the Company has given Notice with respect to the next succeeding Dividend Period and has not given Notice of Revocation with respect thereto, but Sufficient Clearing Bids are not made (other than because all shares of such Series were subject to Submitted Hold Orders) in the related Auction or such Auction is not held for any reason, such next succeeding Dividend Period will, notwithstanding such Notice, be a Standard Dividend Period and the Company may not again give a Notice (and such Notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction or an Auction has been held in which all shares of a Series were subject to Submitted Hold Orders.

(d) Prior to each Dividend Payment Date for the Series B MAPS, the Company shall deposit with the Auction Agent sufficient funds for the payment of declared dividends.

Each dividend will be payable to the holder or holders of record of Series B MAPS as they appear on the stock books of the Company on the Business Day next preceding the applicable Dividend Payment Date. Dividends in arrears for any past Dividend Period (and for any past Dividend Quarter during a Long Dividend Period) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the holder or holders of record of the Series B MAPS. Any dividend payment made shall first be credited against the dividends accumulated with respect to the earliest Dividend Period (or, if applicable, the earliest Dividend Quarter) for which dividends have not been paid. So long as the Series B MAPS are held of record by the nominee of the Securities Depositary, dividends will be paid to the nominee of the Securities Depositary on each Dividend Payment Date. The Securities Depositary will credit the accounts of the Agent Members of Existing Holders in accordance with the Securities Depositary’s normal procedures, which now provide for payments in next-day funds settled through the New York Clearing House. The Agent Member of an Existing Holder will be responsible for holding or disbursing such payments to Existing Holders in accordance with the instructions of such Existing Holders.

Holders of shares of the Series B MAPS shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends. No dividends will be declared or paid or set apart for payment on the Series B MAPS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on all MAPS through the most recent applicable Dividend Payment Date for any series of MAPS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B MAPS which may be in arrears.

So long as any MAPS are Outstanding, the Company shall not declare, pay or set aside for payment any dividend or other distribution in respect of Junior Capital Stock or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Junior Capital Stock unless (i) full cumulative dividends for all past Dividend Periods (and, if applicable, for all past Dividend Quarters) and all Dividend Payment Dates occurring on or prior to the date of the transaction shall have been declared and paid (or declared and a sum sufficient for payment of the dividends set apart for payment) on all such MAPS Outstanding and (ii) the Company has redeemed (or set apart for payment a sum sufficient for redemption) the full number of MAPS required to be redeemed after giving any notice of an optional redemption.

The amount of dividends per share on Series B MAPS payable for each Dividend Period (or for each Dividend Quarter) shall be computed by multiplying the Applicable Rate for each Dividend Period (or Dividend Quarter) by a fraction, the numerator of which shall be the number of days in the Dividend Period (or Dividend Quarter) (calculated by counting both the last day and the first day thereof) such share was Outstanding, and the denominator of which shall be 360 and multiplying the amount so obtained by $100,000.

(e) The dividend rate for each Dividend Period subsequent to the Initial Dividend Period for the Series B MAPS will be, except as provided below, the Applicable Rate.

Notwithstanding the results of any Auction or any other provision herein, the dividend rate on the Series B MAPS shall not exceed the Maximum Applicable Rate for any Dividend Period; provided, however, that the Board of Directors of the Company may increase the percentages used to calculate the Maximum Applicable Rate at any time by giving notice to the Auction Agent and the Securities Depositary. Any such notice of increase in the percentage used to calculate the Maximum Applicable Rate must be given to the Auction Agent not later than 10:00 A.M. on an Auction Date. Such increases may be made by the Board of Directors of the Company from percentages referred to in the definition of Maximum Applicable Rate as follows: from the 150% to up to 175%, from the 200% to up to 225% and from the 225% to up to 250%, with no change to the 275% figure. The Board of Directors of the Company may also designate higher percentages than those referred to in the preceding sentence (including the 275%) upon receipt of an opinion of counsel to the Company to the effect that the use of such higher percentages will not adversely affect the tax treatment of the Series B MAPS. The provisions of the first sentence of this paragraph notwithstanding, at any time that the application of the provisions of the next paragraph would result in a dividend rate on the Series B MAPS being in excess of the Maximum Applicable Rate, the maximum dividend rate applicable to such Series B MAPS shall be such higher dividend rate as provided below.

In the event of the failure by the Company to pay to the Auction Agent by 12:00 noon, New York City time, (i) on the Business Day next preceding any Dividend Payment Date, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on the Series B MAPS or (ii) on the Business Day next preceding any redemption date, the full redemption price (including accumulated and unpaid dividends) to be paid on such redemption date for any share of the Series B MAPS (in each case referred to as a “Failure to Deposit”), then, until the full amount due shall have been paid to the Auction Agent, Auctions will be suspended and the Applicable Rate for such Series shall be the Default Rate as determined as of the Business Day preceding the Failure to Deposit. If such Failure to Deposit is cured within three Business Days as provided below, the Applicable Rate for the Dividend Period commencing on the second Business Day following such cure will be based upon the results of an Auction to be held on the Business Day next succeeding such cure. Unless such a cure is effected, the Default Rate shall continue in effect until there shall occur a Dividend Payment Date at least two Business Days prior to which the full amount of any dividends (whether or not earned or declared) payable on each Dividend Payment Date prior to and including such Dividend Payment Date, and the full amount of any redemption price (including accumulated and unpaid dividends) then due, shall have been paid to the Auction Agent, and thereupon Auctions shall resume on the terms stated herein for Dividend Periods commencing with such Dividend Payment Date. If an Auction is not held on an Auction Date for any reason (other than the suspension of Auctions due to a Failure to Deposit), the dividend rate for the applicable Dividend Period shall be the Maximum Applicable Rate determined as of such Auction Date.

Any Failure to Deposit with respect to the Series B MAPS shall be deemed to be cured if, within three Business Days of such Failure to Deposit, with respect to a Failure to Deposit relating to (a) the payment of dividends, the Company deposits with the Auction Agent by 12:00 noon, New York City time, all accumulated and unpaid dividends on the Series B MAPS, including the full amount of any dividends to be paid with respect to the Dividend Period with respect to which the Failure to Deposit occurred, plus an amount computed by multiplying the Default Rate by a fraction, the numerator of which shall be the number of days during the period from the Dividend Payment Date in respect of which such Failure to Deposit occurred through the day preceding the Business Day next succeeding the Auction held following such cure and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of such Series of MAPS and (b) the redemption of shares of Series B MAPS, the deposit by the Company with the Auction Agent, by 12:00 noon, New York City time, of funds sufficient for the redemption of such shares (including accumulated and unpaid dividends), plus an amount computed by multiplying the Default Rate by a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with this paragraph (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the shares of Series B MAPS to be redeemed, and the giving of irrevocable instructions by the Company to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of the redemption price (including accumulated and unpaid dividends) for such shares of the Series B MAPS. If the Company shall have cured such Failure to Deposit by making timely payment to the Auction Agent, the Auction Agent shall give telephonic and written notice of such cure to each Existing Holder of MAPS at the telephone number and address specified in such Existing Holder’s Master Purchaser’s Letter and to each Broker-Dealer as promptly as practicable after such cure is effected and schedule an Auction for such Series for the next Business Day.

(f) The Company may give telephonic and written notice, not later than 10:00 A.M. on an Auction Date, to the Auction Agent and the Securities Depositary of an increase in the percentage used to calculate the Maximum Applicable Rate for the Series B MAPS. Such notice shall specify the new percentages to be used to calculate the Maximum Applicable Rate. The Board of Directors of the Company may establish an increase in such percentages. The Company may not revoke any notice of an increase in the percentages used to calculate the Maximum Applicable Rate and such percentages, once increased, may not thereafter be decreased.

Section 3. Redemption.

The Series B MAPS shall be redeemable by the Company as provided below:

(a) At the option of the Company, the Series B MAPS may be redeemed, in whole or from time to time in part, out of funds legally available therefor, on any Dividend Payment Date for such Series B MAPS, upon at least fifteen but not more than 45 days’ notice, at a redemption price per share equal to the sum of $100,000 plus an amount equal to accumulated and unpaid dividends thereon (whether or not earned or declared) to the date that the Company pays the full amount payable upon redemption of the shares of such Series. The Company may only redeem Series B MAPS in whole shares. Pursuant to such right of optional redemption, the Company may elect to redeem some or all of the shares of Series B MAPS without redeeming shares of any other series of MAPS or redeem some or all of the shares of any other series of MAPS without redeeming shares of Series B MAPS.

Upon any date fixed for redemption (unless a Failure to Deposit occurs), all rights of the holders of shares of Series B MAPS called for redemption will cease and terminate, except the right of such holders to receive the amounts payable in respect of such redemption therefor, but without interest, and such shares of the Series B MAPS will be deemed no longer Outstanding.

So long as all of the Series B MAPS to be redeemed are held of record by a nominee of the Securities Depositary, the redemption price (including accumulated and unpaid dividends) for such shares of the Series B MAPS will be paid by the Company to the Securities Depositary on the redemption date for distribution to Agent Members in accordance with its normal procedures.

(b) Any shares of Series B MAPS which shall at any time have been redeemed or purchased by the Company shall, after such redemption or purchase, be cancelled in the manner provided by the laws of the State of California.

Section 4. Conversion or Exchange.

The holders of shares of Series B MAPS shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of the Capital Stock of the Company or into any other securities of the Company.

Section 5. Liquidation Rights.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Series B MAPS will be entitled to receive, out of the assets of the Company available for distribution to shareholders after satisfying claims of creditors but before any payment or distribution of assets is made to holders of Junior Capital Stock upon liquidation, a preferential liquidation distribution in the amount of $100,000 per share plus an amount equal to accumulated and unpaid dividends on each such share (whether or not declared) to and including the date of such distribution. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company are insufficient to pay the holders of the Series B MAPS the full amount of the preferential liquidation distributions to which they are entitled, holders of the Series B MAPS will share ratably in any such distribution of such assets with holders of Parity Capital Stock. Unless and until payment in full has been made to holders of the Series B MAPS of the liquidation distributions to which they are entitled as described in this paragraph, no dividends or distributions will be made to holders of the Company’s Junior Capital Stock, and no purchase, redemption or other acquisition for any consideration by the Company will be made in respect of the Company’s Junior Capital Stock. After the payment to the holders of the Series B MAPS of the full amount of the preferential liquidation distributions to which they are entitled pursuant to this paragraph, such holders (in their capacity as such holders) will have no right or claim to any of the remaining assets of the Company. Neither the consolidation nor the merger of the Company with or into any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 5.

Section 6. Voting Rights.

(a) Holders of the Series B MAPS will have no voting rights except as hereinafter described, or as expressly required by law.

During any period when dividends on the Series B MAPS or any other Parity Capital Stock of the Company which has voting rights comparable to the Series B MAPS which are then exercisable (the Series B MAPS and all such other securities being referred to as the “Parity Securities”) shall be in arrears for at least 180 consecutive days and shall not have been paid in full (a “Default Period”), the holders of record of the Parity Securities voting as described below will be entitled to elect two directors to the Board of Directors (the “Additional Directors”) whether or not the Board of Directors of the Company has taken appropriate action to increase the established number of directors by two, and the holders of the Common Stock as a class, shall be entitled to elect the remaining number of directors.

As soon as practicable after the beginning of a Default Period (or a reinstatement of the voting rights of holders of Parity Securities as provided herein), the Board of Directors of the Company will call or cause to be called a special meeting of the holders of Parity Securities by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. If the Board of Directors of the Company does not call or cause to be called such a special meeting, it may be called by any of such holders on like notice. The record date for determining the holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the Business Day preceding the day on which such notice is mailed. At any such special meeting, such holders, by plurality vote, voting together as a single class without regard to series (to the exclusion of the holders of Junior Capital Stock) will be entitled to elect two directors on the basis of one vote per $100,000 liquidation preference (excluding amounts in respect of accumulated and unpaid dividends). The holder or holders of one-third of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Additional Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series B MAPS shall be entitled to vote will be given to such holders at their addresses as they appear on the register of the Company. If a Default Period shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Parity Securities that would have been entitled to vote at such special meeting.

So long as a Default Period continues, (i) any vacancy in the office of an Additional Director may be filled (except as provided in the following clause (ii)) by the person appointed in an instrument in writing signed by the remaining Additional Director and filed with the Secretary of the Company or, in the event there is no remaining Additional Director, by vote of the holders of the outstanding Parity Securities, voting together as a single class without regard to series, in a meeting of shareholders or at a meeting of holders of Parity Securities called for such purpose, and (ii) in the case of the removal of any Additional Director, the vacancy may be filled by appointment by the person elected by the vote of the holders of the outstanding Parity Securities, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted upon or any subsequent meeting. Each director who shall be elected or appointed by the remaining Additional Director as aforesaid shall be an Additional Director.

At such time as a Default Period shall terminate, (i) the term of office of the Additional Directors shall terminate and (ii) the voting rights of the holders of the Parity Securities to elect directors shall cease (subject to the occurrence of a subsequent Default Period).

(b) Except as provided below, so long as any Series B MAPS remain Outstanding, the Company shall not, without the consent of the holders of at least two-thirds of all of the MAPS then outstanding (taken together as a single class), given in person or by proxy, either in writing or at a meeting (voting separately as a single class), (i) authorize, create or issue, or increase the authorized amount of, any Capital Stock of the Company of any class ranking, as to dividends or upon the liquidation, dissolution or winding up of the Company, prior to the Series B MAPS, or reclassify any authorized Capital Stock of the Company into any such Capital Stock, or authorize, create or issue any obligation or security convertible into or evidencing the right to purchase any such Capital Stock, or (ii) amend, alter or repeal the provisions of the Company’s Articles of Incorporation, whether by merger, consolidation, share exchange, division or otherwise, so as to adversely affect any preference, limitation or special right of the Series B MAPS.

Except as provided by law, the consent of the holders of the Series B MAPS is not required and such holders are not entitled to vote upon (i) the authorization, creation, issuance or increase in the authorized amount of the Common Stock, additional Series of MAPS or any Capital Stock of the Company of any class ranking, as to dividends and upon the liquidation, dissolution or winding up of the Company, on a parity with or junior to the MAPS or (ii) any merger, consolidation, share exchange or division of the Company (or any successor corporation) with or into another corporation the result of which is that the Series B MAPS that may be Outstanding from time to time may be junior to any preferred shares of such corporation as to dividends and upon the liquidation, dissolution or winding up of the surviving corporation if on or prior to the date of effectiveness of such merger or consolidation, the Company shall have given Moody’s and S&P written notice of such merger or consolidation and Moody’s and S&P shall have confirmed in writing that the transaction will not adversely affect the then existing rating for the MAPS. If either Moody’s or S&P shall change its rating categories for preferred stock, then the determination of whether the transaction will not adversely affect the existing rating for the MAPS shall be made based upon the substantially equivalent new rating categories for preferred stock of such rating agency. If either Moody’s or S&P, or both, shall not make a rating available for the Series B MAPS necessary to make such a determination, such determination will be made based upon the substantial equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, based upon such available rating. If an alternative nationally recognized securities rating agency or agencies are not available, then for purposes of such determination the rating for the Series B MAPS shall be deemed to be the highest relevant rating last published by Moody’s, S&P or any such Substitute Rating Agency.

Section 7. Sinking Fund.

Shares of Series B MAPS are not subject or entitled to the benefit of a sinking fund.

ARTICLE THREE

AUCTION PROCEDURES

Section 1. Definitions.

Capitalized terms not defined in this Section 1 shall have the respective meanings specified in Section 1 of ARTICLE TWO. As used in this ARTICLE THREE, the following terms have the following meanings:

(a) “Affiliate” means any Person controlled by, in control of or under common control with the Company.

(b) “Applicable Determining Rate” means, (i) for any Standard Dividend Period or Short Dividend Period of 183 days or less, the Applicable “AA” Composite Commercial Paper Rate, (ii) for any Short Dividend Period of 184 to 364 days, the Applicable Treasury Bill Rate and (iii) for any Long Dividend Period, the Applicable Treasury Note Rate.

(c) “Available Shares of Series B MAPS” has the meaning specified in Section 4(a) of this ARTICLE THREE.

(d) “Bid” has the meaning specified in Section 2(a) of this ARTICLE THREE.

(e) “Bidder” has the meaning specified in Section 2(a) of this ARTICLE THREE.

(f) “Hold Order” has the meaning specified in Section 2(a) of this ARTICLE THREE.

(g) “Order” has the meaning specified in Section 2(a) of this ARTICLE THREE.

(h) “Sell Order” has the meaning specified in Section 2(a) of this ARTICLE THREE.

(i) “Submission Deadline” means 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date as may be specified from time to time by the Auction Agent as the time prior to which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

(j) “Submitted Bid” has the meaning specified in Section 3(a) of this ARTICLE THREE.

(k) “Submitted Hold Order” has the meaning specified in Section 3(a) of this ARTICLE THREE.

(l) “Submitted Order” has the meaning specified in Section 3(a) of this ARTICLE THREE.

(m) “Submitted Sell Order” has the meaning specified in Section 3(a) of this ARTICLE THREE.

(n) “Winning Bid Rate” has the meaning specified in Section 4(a) of this ARTICLE THREE.

Section 2. Orders by Existing Holders and Potential Holders.

(a) Prior to the Submission Deadline on each Auction Date for Series B MAPS:

(i) each Existing Holder may submit to a Broker-Dealer information as to:

(A) the number of Outstanding shares of Series B MAPS, if any, held by such Existing Holder that such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

(B) the number of Outstanding shares of Series B MAPS, if any, held by such Existing Holder that such Existing Holder desires to sell, provided that the Applicable Rate for the next succeeding Dividend Period is less than the rate per annum specified by such Existing Holder; and/or

(C) the number of Outstanding shares of Series B MAPS, if any, held by such Existing Holder that such Existing Holder desires to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

(ii) each Broker-Dealer, using a list of Potential Holders that shall be maintained in accordance with the provisions set forth in the Broker-Dealer Agreement for the purpose of conducting a competitive Auction, shall contact both Existing Holders and Potential Holders, including Existing Holders with respect to an offer by any such Existing Holder to purchase additional shares of Series B MAPS, on such list to notify such Existing Holders and Potential Holders as to the length of the next Dividend Period and (A) with respect to any Short Dividend Period or Long Dividend Period, the Dividend Payment Date(s) and (B) with respect to any Long Dividend Period, any dates before which shares of Series B MAPS may not be redeemed and any redemption premium applicable in an optional redemption and to determine the number of Outstanding shares of Series B MAPS, if any, with respect to which each such Existing Holder desires to submit an Order and each such Potential Holder desires to submit a Bid.

For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i) or (ii) of this Subsection (a) is hereinafter referred to as an “Order” and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a “Bidder,” an Order containing the information referred to in clause (i)(A) of this Subsection (a) is hereinafter referred to as a “Hold Order,” an Order containing the information referred to in clause (i)(B) or (ii) of this Subsection (a) is hereinafter referred to as a “Bid;” and an Order containing the information referred to in clause (i)(C) of this Subsection (a) is hereinafter referred to as a “Sell Order.”

(b) (i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

(A) the number of Outstanding shares of Series B MAPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

(B) such number or a lesser number of Outstanding shares of Series B MAPS to be determined as set forth in Subsections (a)(iv) and (c) of Section 5 of this ARTICLE THREE if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

(C) a lesser number of Outstanding shares of Series B MAPS to be determined as set forth in Subsections (b)(iii) and (c) of Section 5 of this ARTICLE THREE if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

(ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

(A) the number of Outstanding shares of Series B MAPS specified in such Sell Order; or

(B) such number or a lesser number of Outstanding shares of Series B MAPS to be determined as set forth in Subsections (b)(iii) and (c) of Section 5 of this ARTICLE THREE if Sufficient Clearing Bids do not exist.

(iii) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

(A) the number of Outstanding shares of Series B MAPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

(B) such number or a lesser number of Outstanding shares of Series B MAPS to be determined as set forth in Subsections (a)(v) and (d) of Section 5 of this ARTICLE THREE if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

(c) Orders may be submitted for whole shares of MAPS only. Orders submitted for fractional shares of MAPS shall not be valid.

Section 3. Submission of Orders by Broker-Dealers to Auction Agent.

(a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date for the Series B MAPS all Orders obtained by such Broker-Dealer, specifying with respect to each Order:

(i) the name of the Bidder placing such Order;

(ii) the aggregate number of Outstanding shares of Series B MAPS that are the subject of such Order;

(iii) to the extent that such Bidder is an Existing Holder;

(A) the number of Outstanding shares of Series B MAPS, if any, subject to any Hold Order placed by such Existing Holder;

(B) the number of Outstanding shares of Series B MAPS, if any, subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

(C) the number of Outstanding shares of Series B MAPS, if any, subject to any Sell Order placed by such Existing Holder; and

(iv) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder’s Bid.

(Each “Hold Order,” “Bid” or “Sell Order” as submitted or deemed submitted by a Broker-Dealer is hereinafter referred to individually as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, or as a “Submitted Order.”)

(b) If any rate per annum specified in any Submitted Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

(c) If one or more Orders covering in the aggregate all of the Outstanding shares of Series B MAPS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline for any reason (including the failure of a Broker-Dealer to contact such Existing Holder or to submit such Existing Holder’s Order or Orders), such Existing Holder shall be deemed to have submitted a Hold Order covering the number of Outstanding shares of Series B MAPS held by such Existing Holder that are not subject to Orders submitted to the Auction Agent.

(d) A Submitted Order or Submitted Orders of an Existing Holder that cover in the aggregate more than the number of Outstanding shares of Series B MAPS held by such Existing Holder will be considered valid in the following order of priority:

(i) any Submitted Hold Order of such Existing Holder will be considered valid up to and including the number of Outstanding shares of Series B MAPS held by such Existing Holder, provided that, if there is more than one such Submitted Hold Order and the aggregate number of shares of Series B MAPS subject to such Submitted Hold Orders exceeds the number of Outstanding shares of Series B MAPS held by such Existing Holder, the number of shares of Series B MAPS subject to each of such Submitted Hold Orders will be reduced pro rata so that such Submitted Hold Orders in the aggregate will cover exactly the number of Outstanding shares of Series B MAPS held by such Existing Holder;

(ii) any Submitted Bids of such Existing Holder will be considered valid (in the ascending order of their respective rates per annum if there is more than one Submitted Bid of such Existing Holder) for the number of Outstanding shares of Series B MAPS held by such Existing Holder equal to the difference between (A) the number of Outstanding shares of Series A MAPS held by such Existing Holder and (B) the number of Outstanding shares of Series B MAPS subject to any Submitted Hold Order of such Existing Holder referred to in clause (d)(i) above (and, if more than one Submitted Bid of such Existing Holder specifics the same rate per annum and together they cover more than the remaining number of shares of Series B MAPS that can be the subject of valid Submitted Bids of such Existing Holder after application of clause (d)(i) above and of the foregoing portion of this clause (d)(ii) to any Submitted Bid or Submitted Bids of such Existing Holder specifying a lower rate or rates per annum, the number of shares of Series B MAPS subject to each of such Submitted Bids specifying the same rate per annum will be reduced pro rata so that such Submitted Bids, in the aggregate, cover exactly such remaining number of Outstanding shares of Series B MAPS of such Existing Holder);

(iii) any Submitted Sell Order of an Existing Holder will be considered valid up to and including the excess of the number of Outstanding shares of Series B MAPS held by such Existing Holder over the sum of (A) the number of shares of Series B MAPS subject to Submitted Hold Orders by such Existing Holder referred to in clause (d)(i) above and (B) the number of shares of Series B MAPS subject to valid Submitted Bids by such Existing Holder referred to in clause (d)(ii) above; provided that, if there is more than one Submitted Sell Order of such Existing Holder and the number of shares of Series B MAPS subject to such Submitted Sell Orders is greater than such excess, the number of shares of Series B MAPS subject to each of such Submitted Sell Orders will be reduced pro rata so that such Submitted Sell Orders, in the aggregate, will cover exactly the number of shares of Series B MAPS equal to such excess.

The number of Outstanding shares of Series B MAPS, if any, subject to Submitted Bids of such Existing Holder not valid under clause (d)(ii) above shall be treated as the subject of a Submitted Bid by a Potential Holder at the rate per annum specified in such Submitted Bids.

(e) If there is more than one Submitted Bid by any Potential Holder in any Auction, each such Submitted Bid shall be considered a separate Submitted Bid with respect to the rate per annum and number of shares of Series B MAPS specified therein.

Section 4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

(a) Not earlier than the Submission Deadline on each Auction Date for the Series B MAPS, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers and shall determine:

(i) the excess of the total number of Outstanding shares of Series B MAPS over the number of shares of Series B MAPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the “Available Shares of Series B MAPS”);

(ii) from the Submitted Orders, whether the number of Outstanding shares of Series B MAPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

(A) the number of Outstanding shares of Series B MAPS that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

(B) the number of Outstanding shares of Series B MAPS that are subject to Submitted Sell Orders.

(if such excess or such equality exists (other than because the number of Outstanding shares of Series B MAPS in clauses (A) and (B) above are each zero because all of the Outstanding shares of Series B MAPS are the subject of Submitted Hold Orders), there shall exist “Sufficient Clearing Bids” and such Submitted Bids by Potential Holders shall be hereinafter referred to collectively as “Sufficient Clearing Bids”); and

(iii) if Sufficient Clearing Bids exist, the winning bid rate (the “Winning Bid Rate”), which shall be the lowest rate per annum specified in the Submitted Bids that if:

(A) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were accepted, thus entitling such Existing Holders to continue to hold the shares of Series B MAPS that are the subject of such Submitted Bids, and

(B) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling such Potential Holders to purchase the shares of Series B MAPS that are the subject of such Submitted Bids, would result in such Existing Holders described in subclause (iii)(A) continuing to hold an aggregate number of Outstanding shares of Series B MAPS that, when added to the number of Outstanding shares of Series B MAPS to be purchased by such Potential Holders described in subclause (iii)(B), would equal or exceed the number of Available Shares of Series B MAPS.

(b) In connection with any Auction and promptly after the Auction Agent has made the determinations pursuant to Subsection (a), the Auction Agent shall advise the Company of the Maximum

Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

(i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

(ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Series B MAPS are the subject of Submitted Hold Orders), that the next succeeding Dividend Period will be a Standard Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate for a Standard Dividend Period determined as of the Business Day immediately preceding such Auction; or

(iii) if all of the Outstanding shares of Series B MAPS are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to 59% of the Applicable “AA” Composite Commercial Paper Rate, in the case of Series B MAPS with a Standard Dividend Period or a Short Dividend Period of 183 days or less, 59% of the Applicable Treasury Bill Rate in the case of Series B MAPS with a Short Dividend Period of 184 to 364 days, or 59% of the Applicable Treasury Note Rate in the case of Series B MAPS with a Long Dividend Period, in effect on the Auction Date.

Section 5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares of Series B MAPS.

Based on the determinations made pursuant to Subsection (a) of Section 4, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

(a) If Sufficient Clearing Bids have been made, subject to the provisions of Subsections (c) and (d), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

(i) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding shares of Series B MAPS that are the subject of such Submitted Sell Order or Submitted Bid;

(ii) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding shares of Series B MAPS that are the subject of such Submitted Bid;

(iii) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

(iv) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding shares of Series B MAPS that are the subject of such Submitted Bid, unless the number of Outstanding shares of Series B MAPS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of Series B MAPS (“Remaining Shares of Series B MAPS”) equal to the excess of the Available Shares of Series B MAPS over the number of Outstanding shares of Series B MAPS subject to Submitted Bids described in Subsections (a)(ii) and (a)(iii), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder shall be required to sell Outstanding shares of Series B MAPS, but only in an amount equal to the difference between (A) the number of Outstanding shares of Series B MAPS then held by such Existing Holder subject to such Submitted Bid and (B) the number of shares of Series B MAPS obtained by multiplying (x) the number of Remaining Shares of Series B MAPS by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Series B MAPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Series B MAPS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

(v) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of Outstanding shares of Series B MAPS obtained by multiplying (x) the difference between the Available Shares of Series B MAPS and the number of Outstanding shares of Series B MAPS subject to Submitted Bids described in Subsections (a)(ii), (a)(iii) and (a)(iv) by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Series B MAPS subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Series B MAPS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

(b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Series B MAPS are subject to Submitted Hold Orders), subject to the provisions of Subsection (c), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids of Potential Holders shall be rejected:

(i) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Outstanding shares of Series B MAPS that are the subject of such Submitted Bid;

(ii) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of Series B MAPS that are the subject of such Submitted Bid; and

(iii) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding shares of Series B MAPS that are the subject of such Submitted Bid, and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (A) the number of Outstanding shares of Series B MAPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of shares of Series B MAPS obtained by multiplying (x) the difference between the Available Shares of Series B MAPS and the aggregate number of Outstanding shares of Series B MAPS subject to Submitted Bids described in Subsections (b)(i) and (b)(ii) by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Series B MAPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of Series B MAPS subject to all such Submitted Bids and Submitted Sell Orders.

(c) If, as a result of the procedures described in Subsections (a) or (b), any Existing Holder would be entitled or required to sell or any Potential Holder would be entitled or required to purchase, a fraction of a share of Series B MAPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of Series B MAPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that only whole shares of Series B MAPS will be entitled or required to be sold or purchased.

(d) If, as a result of the procedures described in Subsection (a), any Potential Holder would be entitled or required to purchase less than a whole share of Series B MAPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of Series B MAPS for purchase among Potential Holders so that only whole shares of Series B MAPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of Series B MAPS on such Auction Date.

(e) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of Series B MAPS to be purchased and the aggregate number of Outstanding shares of Series B MAPS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares of Series B MAPS to be purchased and such aggregate number of Outstanding shares of Series B MAPS to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of Series B MAPS.

Section 6. Participation in Auctions

The Company and its Affiliates shall not submit any Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an Affiliate of the Company may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds shares of Series B MAPS for its own account, it must submit a Sell Order in the next Auction with respect to such shares of Series B MAPS.

Section 7. Miscellaneous.

An Existing Holder (a) may sell, transfer or otherwise dispose of shares of Series B MAPS only pursuant to a Bid or Sell Order in accordance with the procedures described in these Auction Procedures or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser’s Letter to a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (b) unless otherwise required by law, shall have the beneficial ownership of the shares of Series B MAPS held by it maintained in book-entry form by the Securities Depositary in the account of its Agent Member, which in turn will maintain records of such Existing Holder’s beneficial ownership. All of the Outstanding shares of Series B MAPS of each Series shall be represented by a single certificate for each Series registered in the name of the nominee of the Securities Depositary unless otherwise required by law or unless there is no Securities Depositary. If there is no Securities Depositary, shares of Series B MAPS shall be registered in the register of the Company in the name of the Existing Holder thereof and such Existing Holder thereupon will be entitled to receive a certificate therefor and be required to deliver a certificate therefor upon transfer or exchange thereof.

RESOLVED FURTHER, that the Chairman of the Board, the President or any Vice President, and the Secretary, the Chief Financial Officer, the Treasurer, or any Assistant Secretary or Assistant Treasurer of this Company are each authorized to execute, verify, and file a certificate of determination of preferences in accordance with California law.

3. The authorized number of shares of Preferred Stock of the Company is 20,000,000 and the number of shares constituting Series B MAPS, none of which has been issued, is 500.

IN WITNESS WHEREOF, the undersigned have executed this certificate on December 8, 1992.

/s/ Steven F. Udvar-Hazy
STEVEN F. UDVAR-HAZY, President

/s/ Louis L. Gonda
LOUIS L. GONDA, Secretary

The undersigned, STEVEN F. UDVAR-HAZY and LOUIS L. GONDA, the President and Secretary, respectively, of INTERNATIONAL LEASE FINANCE CORPORATION, each declares under penalty of perjury that the matters set forth in the foregoing Certificate are true of his own knowledge.

Executed at Los Angeles, California on December 8, 1992.

/s/ Steven F. Udvar-Hazy
STEVEN F. UDVAR-HAZY

/s/ Louis L. Gonda
LOUIS L. GONDA